                                                                    Exhibit 4(d)


                      EIGHTEENTH AMENDMENT AND RESTATEMENT
                                     OF THE
                              MANDALAY RESORT GROUP
                            EMPLOYEES' PROFIT SHARING
                               AND INVESTMENT PLAN

                      EIGHTEENTH AMENDMENT AND RESTATEMENT
                                     OF THE
                              MANDALAY RESORT GROUP
                            EMPLOYEES' PROFIT SHARING
                               AND INVESTMENT PLAN

                                Table of Contents
                                                                            Page
Article     Title                                                         Number
-------     -----                                                         ------

I           Definitions........................................................1

II          Amendment and Restatement and Name of the Plan....................16

III         Purpose of the Plan and the Trust.................................17

IV          Plan Administrator................................................17

V           Eligibility and Participation.....................................22

VI          Contributions to the Trust........................................23

VII         Participants' Accounts and Allocation of Contributions............32

VIII        Benefits Under the Plan...........................................40

IX          Form and Payment of Benefits......................................46

X           Designated Investments............................................50

XI          Withdrawals and Diversification Election..........................53

XII         Trust Fund........................................................55

XIII        Expenses of Administration of the Plan and the Trust Fund.........56

XIV         Amendment and Termination.........................................56

XV          Miscellaneous.....................................................58

XVI         Minimum Distribution Requirements.................................62

                      EIGHTEENTH AMENDMENT AND RESTATEMENT
                                     OF THE
                              MANDALAY RESORT GROUP
                            EMPLOYEES' PROFIT SHARING
                               AND INVESTMENT PLAN

     This Eighteenth Amendment and Restatement of the Mandalay Resort Group Employees' Profit Sharing and Investment Plan is made and entered into this 10th day of October, 2003, but is effective for all purposes as of November 3, 2003, except as may be otherwise provided herein, by Mandalay Resort Group (hereinafter referred to as the "Company").


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company and the other Employers have previously adopted the Mandalay Resort Group Employees' Profit Sharing and Investment Plan, which has been amended from time to time (as amended, the "Plan"); and

     WHEREAS, pursuant to Article XIV of the Plan, the Company is authorized and empowered to further amend the Plan; and

     WHEREAS, the Company and the other Employers deem it advisable and in the best interests of the Participants to amend the Plan to increase Matching Contributions, to terminate the ESOP portion of the Plan (subject to receipt of a favorable Internal Revenue Service determination letter), to add provisions for an Investment Fiduciary, and to make other desired changes.

     NOW, THEREFORE, the Plan is hereby amended and restated in its entirety to read as follows:


                                    ARTICLE I

                                   Definitions
                                   -----------

     (a) "Account" shall mean, as required by the context, the entire amount held from time to time for the benefit of any one Participant, or the portion thereof attributable to Savings Contributions, Matching Contributions, Automatic Contributions, Discretionary Contributions or Rollover Contributions, as well as ESOP Matching Contributions, ESOP Automatic Contributions, 401(k) Automatic Contributions and 401(k) Employer Contributions made under Plan provisions previously in effect, and any Suspense Account. A Participant's ESOP Matching Contribution Account and ESOP Automatic Contribution Account may each include an Employer Securities Account and an Other Investments Account, as established pursuant to paragraph (b) of Article VII.

     (b) "Actual Contribution Percentage" shall mean, with respect to a group of Participants for the Plan Year, the average of the Actual Contribution Ratios (calculated separately for each member of the group) of each Participant who is a member of such group.

     (c) "Actual Contribution Ratio" shall mean the ratio of the amount of Matching Contributions (including elective contributions, if any, treated as Matching Contributions in accordance with Treasury Regulation Section 1.401(m)-1(b)(5)) made on behalf of a Participant to the Participant's Compensation.

     (d) "Actual Deferral Percentage" shall mean, with respect to a group of Participants for the Plan Year, the average of the Actual Deferral Ratios (calculated separately for each member of the group) of each Participant who is a member of such group.

     (e) "Actual Deferral Ratio" shall mean the ratio of the aggregate amount of Savings Contributions (including Savings Contributions made by Highly Compensated Employees in excess of the limitation set forth in paragraph
(a)(1)(A) of Article VI to the extent required by Treasury Regulation Section1.402(g)-1(e)(1)(ii)) made on behalf of a Participant to the Participant's Compensation for the Plan Year.

     (f)    "Administrator" shall mean the Plan Administrator.

     (g) "Affiliate" shall mean, with respect to an Employer, any corporation other than such Employer that is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which such Employer is a member; all other trades or businesses (whether or not incorporated) under common control, within the meaning of Section 414(c) of the Code, with such Employer; any service organization other than such Employer that is a member of an affiliated service group, within the meaning of Section 414(m) of the Code, of which such Employer is a member; and any other organization that is required to be aggregated with such Employer under Section 414(o) of the Code. For purposes of determining the limitations on Annual Additions, the special rules of Section 415(h) of the Code shall apply.

     (h) "Agreement of Trust" shall mean the agreement between one or more Trustees and the Company providing for the investment of the portion of the Trust Fund that is not invested in one or more Contracts, as may be amended from time to time.

     (i)    (1)  "Annual Additions" shall mean the sum of:

                 (A) the amount of Employer contributions (including Savings Contributions other than amounts distributed as "excess deferrals" in accordance with Treasury Regulation
            Section1.402(g)-1(e)(2) or (3), as well as Matching
            Contributions, Automatic Contributions and Discretionary Contributions), allocated to the Participant during the Limitation Year under any defined contribution plan maintained by an Employer or an Affiliate;

                                       2.

                 (B) the amount of the Employee's contributions (other than rollover contributions, if any) to any contributory defined contribution plan maintained by an Employer or an Affiliate;

                 (C) except as provided in subparagraph (2), any forfeitures separately allocated to the Participant under this Plan or any other defined contribution plan maintained by an Employer or an Affiliate; or

                 (D) to the extent required by law for purposes of determining the limitations under paragraph (e)(1) of Article VII, any contributions allocated to an individual account on behalf of such Participant under Section 401(h) or Section 419A(d) of the Code.

            (2) The amount of any Employer contribution allocated to a Participant for purposes of subparagraph (1)(A), if such contribution is used to repay a loan for the purchase of Employer Securities, shall be equal to the Participant's share of the repayment, and not to the value of Employer Securities released from a suspense account and allocated to such Participant's Employer Securities Account as a result of such repayment. If no more than one-third of an Employer's contributions for a Plan Year that are used to repay a loan for the purchase of Employer Securities are allocated to Highly Compensated Employees, the Annual Additions for such Plan Year shall not include

                 (A) forfeitures of Employer Securities that were acquired with the proceeds of a loan, and

                 (B) amounts used to pay interest on a loan used for the purchase of Employer Securities.

     (j) "Automatic Contribution" shall mean a contribution on behalf of a Participant by an Employer pursuant to paragraph (c) of Article VI.

     (k) "Board of Directors" and "Board" shall mean the board of directors of the Company or, when required by the context, the board of directors of an Employer other than the Company.

     (l) "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute. Reference to a specific section of the Code shall include a reference to any successor provision.

     (m)    "Company" shall mean Mandalay Resort Group and its successors.

     (n) "Company Joint Venture" shall mean Elgin Riverboat Resort d/b/a Grand Victoria
                                       3.

Casino, Victoria Partners d/b/a Monte Carlo Resort & Casino, and any other business venture managed by the Company that is not an Affiliate of any Employer, but is co-owned by the Company or an Affiliate with an entity that is not an Affiliate.

     (o) (1) "Compensation" shall mean regular salaries and wages, overtime pay, bonuses and commissions paid by an Employer, tips declared by or distributed to an Employee while performing services for an Employer, Savings Contributions to this Plan, elective contributions to any plan maintained by an Employer pursuant to Section 125 of the Code, and elective amounts that are not includable in the gross income of an Employee by reason of Section 132(f)(4) of the Code, but shall not include third party disability payments, tax-deferred stock options, deductible relocation expense payments, credits or benefits under this Plan (other than Savings Contributions), any amount contributed to any pension, employee welfare, life insurance or health insurance plan or arrangement, or any other tax-favored fringe benefits (except as otherwise specifically provided herein).

            (2) For purposes of determining a Participant's Actual Contribution Ratio and Actual Deferral Ratio pursuant to Article I with respect to any Plan Year, no Compensation paid or accrued by an Employer with respect to an Employee prior to the Employee's first day of participation shall be taken into account.

            (3) No Compensation in excess of $200,000 (adjusted for cost-of living increases in accordance with Section 401(a)(17)(B) of the Code) shall be taken into account for any Employee.

     (p) "Contract" shall mean an agreement between an Insurer and the Company or the Trustee to invest all or part of the assets of a Fund.

     (q) "Direct Rollover" shall mean a payment of an Eligible Rollover Distribution by the Plan to an Eligible Retirement Plan specified by the Eligible Distributee.

     (r) "Discretionary Contribution" shall mean a contribution pursuant to paragraph (d) of Article VI of this Plan by an Employer on behalf of a Participant.

     (s) "Diversification Election" shall mean a Participant's election to diversify all or a portion of his ESOP Matching Contribution Account and/or ESOP Automatic Contribution Account pursuant to paragraph (c) of Article XI.

     (t) "Earnings" shall mean, with respect to a Valuation Period, the aggregate of the unrealized appreciation or depreciation accruing to the Trust Fund (or any Fund or separate portion of a Segregated Investment Fund) during such a period; and the income earned or the loss sustained by the Trust Fund (or any Fund or separate portion of a Segregated Investment Fund) during such period, whether from investments or from the sale or exchange of assets. For purposes of determining the Earnings attributable to the portion of a Participant's ESOP Matching Contribution

                                       4.

Account and ESOP Automatic Contribution Account that is invested in an Other Investments Account within the ESOP Fund, the term "Earnings" shall include cash dividends received on Employer Securities, whether or not allocated to Participants' Employer Securities Accounts, but shall not include stock dividends and unrealized appreciation or depreciation attributable to Employer Securities held in Participants' Employer Securities Accounts.

     (u) "Effective Date" of this Amendment and Restatement shall mean November 3, 2003, except as may otherwise be noted herein.

     (v) "Eligible Distributee" shall mean, in connection with a distribution eligible for a Direct Rollover to an Eligible Retirement Plan:

            (1) a Participant or former Participant who is entitled to benefits under the terms of this Plan as a result of his retirement, disability or other severance of employment;

            (2) the surviving Eligible Spouse of a Participant or former Participant who is entitled to death benefits under the terms of this Plan; and

            (3) a spouse or former spouse of a Participant or former Participant who is entitled to benefits under the terms of this Plan as the alternate payee under a qualified domestic relations order, as defined in
     Section 414(p) of the Code.

     (w) "Eligible Retirement Plan" shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, an eligible plan under Section 457(b) of the Code maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in Section 401(a) of the Code that accepts an Eligible Distributee's Eligible Rollover Distribution. This provision, however, shall not require the Trustee to accept a Rollover Contribution to this Plan from an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in
Section 403(b) of the Code or an eligible plan under Section 457(b) of the Code.

     (x) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of an Eligible Distributee, other than:

            (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made

                                       5.

                 (A) for the life (or life expectancy) of the Eligible Distributee, or the joint lives (or life expectancies) of the Eligible Distributee and the Eligible Distributee's designated beneficiary, or

                 (B)  for a specified period of ten years or more;

            (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

            (3)  any amount that is distributed on account of Hardship; and

            (4) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

Notwithstanding the foregoing provisions of this paragraph (x), an Eligible Rollover Distribution shall not include any distributions during a Plan Year with respect to a Participant if the aggregate amount distributed during the Plan Year with respect to such Participant is less than $200 (adjusted under such regulations as may be issued from time to time by the Secretary of the Treasury).

     (y)    "Eligibility Date" shall mean January 1 and July 1 of each Plan
Year.

     (z) "Employee" shall mean any person employed by an Employer or an Affiliate or an individual required to be treated as an Employee by reason of
Section 414(n) of the Code (but only to the extent required by and for the purposes specified in such Section 414(n)), other than:

            (1) a member of a collective bargaining unit covering employees working at Circus Circus Reno (or any other collective bargaining unit if retirement benefits were a subject of good faith bargaining between such unit and an Employer); provided however, that:

                 (A) Members of a collective bargaining unit covering employees working at Circus Circus Reno shall be considered Employees unless the collective bargaining agreement applicable to such unit specifically provides otherwise; and

                 (B) If any collective bargaining agreement, to which any Employer is a party, specifically provides for the participation in the Plan by members of the unit covered by such agreement, then such members shall be considered Employees to the extent provided by such agreement; and

            (2) a nonresident alien who does not receive earned income from sources within the United States.

                                       6.

     (aa) "Employer" shall mean the Company, Circus Circus Casinos, Inc., Circus Circus Michigan, Inc., Slots-A-Fun, Inc., Go Vegas, Mandalay Place, Edgewater Hotel Corporation, Colorado Belle Corp., New Castle Corp., Ramparts, Inc., Ramparts International, Circus Circus Mississippi, Inc., Mandalay Development, Railroad Pass Investment Group, Jean Development Company, Jean Development West and Mandalay Corp., as well as any other subsidiary, related corporation or other entity that adopts the Plan with the consent of the Company. Railroad Pass Investment Group, Jean Development Company and Jean Development West are, at times, collectively referred to herein as the "Gold Strike Entities."

     (bb) "Employer Securities" shall mean common stock, any other type of stock or any marketable obligation (as defined in Section 407(e) of ERISA) issued by the Company or any Affiliate of the Company; provided, however, that if Employer Securities are purchased with borrowed funds, Employer Securities, to the extent required by Section 4975 of the Code, shall only include:

            (1) Such securities that are readily tradable on an established securities market; or

            (2) If none of the stock of an Employer (or any Affiliate of such Employer other than a member of an affiliated service group that includes such Employer) is publicly tradable on an established securities market, common stock issued by the Employer having a combination of voting power and dividend rights equal to or in excess of (A) that class of common stock of the Employer or any Affiliate having the greatest voting power, and (B) that class of common stock of the Employer or any Affiliate having the greatest dividend rights; or

            (3) Noncallable preferred stock that is convertible at any time into stock meeting the requirements of subparagraph (1) or (2) (whichever is applicable), if such conversion is at a reasonable price (determined as of the date of acquisition by the Trustee).

     (cc) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute. References to a specific section of ERISA shall include references to any successor provisions.

     (dd) "ESOP Automatic Contribution" shall mean a contribution by an Employer on behalf of a Participant attributable to any Plan Year beginning on or after January 1, 1989, and ending prior to January 1, 1996, under the terms of the Plan as in effect during such time.

     (ee) "ESOP Cessation Date" shall mean the date that the ESOP portion of the Plan ceases to be operated as an ESOP, which shall be a date as soon as practicable after the issuance of a favorable determination letter by the Internal Revenue Service approving this Eighteenth Amendment and Restatement of the Plan, as selected and communicated in writing to the Participants by the Plan Administrator.

                                       7.

     (ff) "ESOP Matching Contribution" shall mean a contribution by an Employer on behalf of a Participant attributable to any Plan Year beginning on or after January 1, 1990, and ending prior to January 1, 1996, under the terms of the Plan as in effect during such time.

     (gg) "Fair Market Value" shall mean, for purposes of the valuation of Employer Securities, the closing price (or, if there is no closing price, then the closing bid price) of such Employer Securities as reported on the Composite Tape, or if not reported thereon, then such price as reported in the trading reports of the principal securities exchange in the United States on which such Employer Securities are listed, or if the Employer Securities are not listed on a securities exchange in the United States, the mean between the dealer closing "bid" and "ask" prices on the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ), or NASDAQ's successor, or if not reported on NASDAQ, the fair market value of the securities as determined by an independent appraiser, as required by Section 401(a)(28)(C) of the Code.

     (hh) "401(k) Automatic Contribution" shall mean a contribution on behalf of a Participant by an Employer attributable to any Plan Year ending prior to January 1, 1989, under the terms of the Plan as in effect immediately prior to such date.

     (ii) "401(k) Employer Contribution" shall mean a matching contribution on behalf of a Participant by an Employer attributable to any Plan Year ending prior to January 1, 1990, under the terms of the Plan as in effect immediately prior to such date.

     (jj)   "Fund" shall mean a fund established under Article X.

     (kk) "Hardship" shall mean an immediate and heavy financial need of the Participant that cannot be met by his other reasonably available financial resources.

     (ll)   "Highly Compensated Employee" shall mean:

            (1)  any Employee who:

                 (A) was a 5% owner of an Employer at any time during the Plan Year or the preceding Plan Year; or

                 (B) for the preceding Plan Year, had Section 415 Compensation in excess of $90,000 (adjusted under such regulations as may be issued by the Secretary of the Treasury).

            (2) any former Employee who separated from service (or was deemed to have separated from service) prior to the Plan Year and performs no service for an Employer during the Plan Year, but was an actively employed Highly Compensated Employee in the Plan Year of his separation or any Plan Year ending on or after the date he attained age 55.

                                       8.

     (mm)   "Hour of Service" shall mean:

            (1) (A) an hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer or an Affiliate;

                 (B) an hour for which an Employee is paid, or entitled to payment, by an Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. Notwithstanding the preceding:

                      (i) no more than 501 Hours of Service shall be credited under this section (B) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Plan Year);

                      (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws; and

                      (iii) an hour shall not be credited for a payment which
                 solely reimburses an Employee for medical or medically related expenses incurred by the Employee; and

                 (C) an hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an Affiliate; provided, however, that the same Hour of Service shall not be credited both under section (A) or section (B), as the case may be, and under this section (C). Crediting of an Hour of Service for back pay awarded or agreed to with respect to periods described in section (B) shall be subject to the limitations set forth in that section.

     The definition set forth in this subparagraph (1) is subject to the special rules contained in Department of Labor Regulations Sections 2530.200b-2(b) and (c), and any regulations amending or superseding such sections, which special rules are hereby incorporated in the definition of "Hour of Service" by this reference.

            (2)  (A)  Notwithstanding the other provisions of this paragraph
            (mm), in the case of an Employee who is absent from work for any period by reason of her pregnancy, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child

                                       9.

            by the Employee or for purposes of caring for such child for a reasonable period beginning immediately following such birth or placement, the Employee shall be treated as having those Hours of Service described in section (B).

                 (B) The Hours of Service to be credited to an Employee under the provisions of section (A) are the Hours of Service that otherwise would normally have been credited to such Employee but for the absence in question or, in any case in which the Plan is unable to determine such hours, eight Hours of Service per day of such absence; provided, however, that the total number of hours treated as Hours of Service under this subparagraph (2) by reason of any such pregnancy or placement shall not exceed 501 hours.

                 (C) The hours treated as Hours of Service under this subparagraph (2) shall be credited only in the Plan Year in which the absence from work begins, if the Employee would be prevented from incurring a One Year Break in Service in such Plan Year solely because the period of absence is treated as Hours of Service under this subparagraph (2), or, in any other case, in the immediately following Plan Year.

                 (D) Credit shall be given for Hours of Service under this subparagraph (2) solely for purposes of determining whether a One Year Break in Service has occurred for participation or vesting purposes; credit shall not be given hereunder for any other purposes (including, without limitation, benefit accrual).

                 (E)  Notwithstanding any other provision of this subparagraph
            (2), no credit shall be given under this subparagraph (2) unless the Employee in question furnishes to the Administrator such timely information as the Administrator may reasonably require to establish that the absence from work is for reasons referred to in section (A) and the number of days for which there was such an absence.

            (3) Solely for the Plan Year ending on December 31, 1995, and solely to the extent provided in paragraph (lll) of this Article I, Employees of Pinkless, Inc. and the Gold Strike Entities who were employed by such entities continuously from January 1, 1995 until the respective dates such entities became members of the Company's controlled groups shall receive credit for hours that would have been Hours of Service if such entities had been part of the Company's controlled group at the time such hours were completed.

            (4) Effective September 6, 2000, each Employee who was previously employed by a Company Joint Venture, and who, within thirty (30) days after termination of such employment, becomes an Employee of an adopting Employer, shall receive credit for an Hour of Service for purposes of
     Article V, Article VIII and paragraph (a)(5) of Article XIV, for each Hour of Service he had with such Company Joint Venture.

                                       10.

     (nn) "Insurer" shall mean a legal reserve life insurance company licensed or authorized to transact business in the State of Nevada that shall issue a Contract.

     (oo) "Investment Fiduciary" shall mean the person or entity appointed by the Company or by the Plan Administrator from time to time to provide services to the Plan as Investment Fiduciary. The Investment Fiduciary shall review and evaluate, at least annually, the investment Funds made available to Participants under Article X and shall make changes to such available Funds as the Investment Fiduciary, in its sole discretion, shall deem appropriate. The Investment Fiduciary shall have such authority to vote shares of Employer Securities as provided in the Trust Agreement and shall have such other duties and authority as may be agreed upon in writing by the Investment Fiduciary and the Company or the Plan Administrator from time to time. The Investment Fiduciary, as of the Effective Date of this Amendment and Restatement, shall be Consulting Fiduciaries, Inc. The Investment Fiduciary shall be a named fiduciary for the purposes of section 403(a) of ERISA.

     (pp) "Key Employee" shall mean any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of an Employer or an Affiliate having an aggregate annual compensation from the Employer and its Affiliates greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5% owner of an Employer or an Affiliate, or a 1% owner of an Employer or an Affiliate having an aggregate annual compensation from the Employer and its Affiliates of more than $150,000. For purposes of this paragraph, "compensation" means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

     (qq)   "Limitation Year" shall mean the Plan Year.

     (rr) "Matching Contribution" shall mean a contribution on behalf of a Participant by an Employer pursuant to paragraph (b) of Article VI.

     (ss) "Non-Key Employee" shall mean, with respect to any Plan Year, an Employee or former Employee who is not a Key Employee (including any such Employee who formerly was a Key Employee).

     (tt) "Normal Retirement Date" shall mean the date on which a Participant attains the age of 65 years, or the 5th anniversary of the date the Participant commenced participation in the Plan, whichever date occurs later.

     (uu) "One Year Break in Service" shall mean a Plan Year (and, for purposes of Article V, the year beginning with the date the Employee's employment commenced) in which an Employee has 500 or fewer Hours of Service, and it shall be deemed to occur on the last day of any such year.

                                       11.

     (vv)   "Participant" shall mean:

            (1) any eligible Employee of an Employer who has become a Participant under the Plan, except that an Employee who has made a Rollover Contribution prior to his Eligibility Date shall be considered a Participant solely with respect to his Rollover Contribution Account; and

            (2) any former employee of an Employer who became a Participant under the Plan and who still has a balance in an Account under the Plan.

     (ww) "Plan" shall mean the profit sharing and investment plan as herein set forth, as it may be amended from time to time.

     (xx)   "Plan Administrator" shall mean the Company.

     (yy)   "Plan Year" shall mean the 12-month period ending on December 31.

     (zz) "Pooled Investment Fund" shall mean a Fund established under Article X, the combined assets of which shall consist of the common investments of all Participants selecting the Fund.

     (aaa) "Rollover Contribution" shall mean a contribution to this Plan by an Employee or a Participant pursuant to paragraph (b)(2) of Article V or paragraph
(j) of Article VI.

     (bbb) "Savings Contribution" shall mean a contribution to this Plan on behalf of a Participant by an Employer pursuant to paragraph (a) of Article VI.

     (ccc) "Section 415 Compensation" shall include all wages and other payments of compensation to a Participant from all Employers and all Affiliates for personal services actually rendered for which the Employers and Affiliates are required to furnish the Participant a written statement under Sections 6041(d) and 6051(a)(3) of the Code (and without regard to any provisions under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed), and shall also include any amount that is contributed by an Employer at the election of the Employee and that is not includible in the gross income of the Employee under Sections 125, 401(k), 402(h), 403(b), or 457 of the Code and elective amounts that are not includible in the gross income of the Employee by reason of
Section 132(f)(4) of the Code.

     (ddd)  "Segregated Investment Fund" shall mean a Fund established under
Article X, in which the assets of each Participant selecting the Fund shall be separately invested, and for which the Earnings attributable to such assets shall be separately accounted.

                                       12.

     (eee) "Top Heavy Plan" shall mean this Plan if the aggregate account balances (not including voluntary rollover contributions made by any Participant from an unrelated plan) of the Key Employees and their beneficiaries for such Plan Year exceed 60% of the aggregate account balances (not including voluntary rollover contributions made by any Participant from an unrelated plan) for all Participants and their beneficiaries.

            (1) Such values shall be determined for any Plan Year as of the last day of the immediately preceding Plan Year. The account balances on any determination date shall include the aggregate distributions made with respect to Participants during the five-year period ending on the determination date. For the purposes of this definition, the aggregate account balances for any Plan Year shall include the account balances and accrued benefits of all retirement plans qualified under Section 401(a) of the Code with which this Plan is required to be aggregated to meet the requirements of Section 401(a)(4) or 410 of the Code (including terminated plans that would have been required to be aggregated with this Plan) and all plans of an Employer or an Affiliate in which a Key Employee participates; and such term may include (at the discretion of the Plan Administrator) any other retirement plan qualified under Section 401(a) of the Code that is maintained by an Employer or an Affiliate, provided the resulting aggregation group satisfies the requirements of Sections 401(a) and 410 of the Code.

            (2) All calculations shall be on the basis of actuarial assumptions that are specified by the Plan Administrator and applied on a uniform basis to all plans in the applicable aggregation group.

            (3) The account balance of any Participant shall not be taken into account if:

                 (A) he is a Non-Key Employee for the Plan Year that includes the determination date, but was a Key Employee for any prior Plan Year, or

                 (B) he has not performed any service for an Employer during the five-year period ending on the determination date.

Notwithstanding any provision herein to the contrary, for the purposes of determining whether the Plan is Top Heavy for Plan Years beginning after December 31, 2001, the following provisions of this paragraph shall apply for purposes of determining the present values of accrued benefits and the amounts of Account balances of an Employee as of the determination date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "five-year period" for "one-

                                       13.

year period." The accrued benefits and Accounts of any individual who has not performed services for an Employer or an Affiliate during the one-year period ending on the determination date shall not be taken into account.

     (fff) "Trust" shall mean, collectively, the trust or trusts established by the Agreement or Agreements of Trust and the account or accounts established by the Contracts.

     (ggg) "Trustee" shall mean the individual, individuals or corporation designated as trustee under an Agreement of Trust.

     (hhh) "Trust Fund" shall mean, collectively, the trust funds and accounts established under all Agreements and Declarations of Trust and all Contracts from which the amounts of supplementary compensation provided for by the Plan are to be paid or are to be funded.

     (iii) "Valuation Date" shall mean, with respect to the Trust Fund and distributions therefrom to terminated Participants or their beneficiaries, the last day of each calendar month, and such other dates as the Plan Administrator may select. Interim Valuation Dates no more frequently than weekly may be used for purposes of facilitating hardship withdrawals.

     (jjj) "Valuation Period" shall mean the period beginning with the first day after a Valuation Date and ending with the next Valuation Date.

     (kkk) "Year of Credited Service" shall mean a Plan Year beginning on or after the Employee's date of employment or most recent date of reemployment, whichever is later, during which the Employee completed 1,000 or more Hours of Service; provided, however, that:

            (1) No Employee who became a Participant after November 20, 1989 shall receive credit for any Plan Year prior to the Plan Year in which he became a Participant, except that any Employee who would have been a Participant in an earlier Plan Year if he had not been a member of a collective bargaining unit shall have the same number of Years of Credited Service that he would have had if he had not been a member of such unit.

            (2) In the case of employees of Pinkless, Inc. who were continuously employed by Hacienda Hotel, Inc. from January 1, 1995 through September 1, 1995, January 1, 1995 shall be treated as the date of employment for purposes of this paragraph.

            (3) In the case of employees of the Gold Strike Entities who were continuously employed by such employer from January 1, 1995 through June 1, 1995, January 1, 1995 shall be treated as the date of employment for purposes of this paragraph.

            (4) Effective September 6, 2000, in the case of an Employee who was previously employed by a Company Joint Venture, and who, within thirty (30) days after termination of such employment, becomes an Employee of an adopting Employer of this Plan, the date

                                       14.

     such Employee became an employee of such Company Joint Venture shall be treated as the Employee's date of employment for purposes of this paragraph, and the Plan Year in which the Employee most recently became a participant in the 401(k) plan of such Company Joint Venture (or would have done so but for his membership in a collective bargaining unit) shall be treated as the Plan Year in which the Employee became a Participant in this Plan.

            (5)  In the case of an Employee who:

                 (A) previously provided services for the Company at a location maintained by a Company Joint Venture;

                 (B) was incorrectly carried on the payroll of such Company Joint Venture during the period such services for the Company were provided; and

                 (C) was transferred from the payroll of such Company Joint Venture to the Company payroll;

     the date such Employee commenced providing services for the Company at the location maintained by such Company Joint Venture shall be treated as the Employee's date of employment for purposes of this paragraph.

     (lll)  (1)  "Year of Service" shall mean:

                 (A)  for all purposes of this Plan except for purposes of
            Article V, a Plan Year during which an Employee completes 1,000 or more Hours of Service; and

                 (B) for purposes of Article V, the consecutive 12-month period beginning with the date the Employee's employment with his Employer or any Affiliate thereof commenced (the first day for which the Employee is credited with an Hour of Service) if, during such consecutive 12-month period, the Employee completes 1,000 Hours of Service; provided, however, that if, during such consecutive 12-month period, the Employee does not complete 1,000 Hours of Service, then "Year of Service" shall mean any Plan Year beginning after the Employee's date of employment during which the Employee completes 1,000 or more Hours of Service. In either event, for purposes of Article V, the Year of Service is not completed until the end of the consecutive 12-month period or the Plan Year, as the case may be, without regard to when during the period that 1,000 Hours of Service are completed, and in determining his Years of Service the Employee shall receive credit for his Hours of Service for his Employer or any Affiliate thereof, whether or not he was an Employee at the time such Hours of Service were completed.

                                       15.

            (2) For purposes of Article VIII and paragraph (a)(5) of Article XIV, an Employee's "Years of Service" shall not include any Year of Service completed prior to January 1, 1985.

            (3) Each Employee of Pinkless, Inc. or one or more of the Gold Strike Entities on January 1, 1995, who remained continuously employed by such employer through the date it (or its successor) became a member of the Company's controlled group, shall receive credit for a "Year of Service" for purposes of Article VIII and paragraph (a)(5) of Article XIV, for the Plan Year ending December 31, 1995, if he completes 1,000 Hours of Service with such employer (or in the case of Pinkless, Inc., for Hacienda Hotel, Inc.), whether or not such employer was a member of the Company's controlled group at the time such Hours of Service were completed.

            (4) Effective September 6, 2000, each Employee who was previously employed by a Company Joint Venture, and who, within thirty (30) days after termination of such employment, becomes an Employee of an adopting Employer, shall receive credit for a "Year of Service" for purposes of
     Article V, Article VIII and paragraph (a)(5) of Article XIV, for all Plan Years in which he completes 1,000 Hours of Service with such Company Joint Venture.

            (5)  Each Employee who:

                 (A) previously provided services for the Company at a location maintained by a Company Joint Venture;

                 (B) was incorrectly carried on the payroll of such Company Joint Venture during the period such services for the Company were provided; and

                 (C) was transferred from the payroll of such Company joint venture to the Company payroll;

     shall receive credit for a "Year of Service" for purposes of Article VIII and paragraph (a)(5) of Article XIV, for all Plan Years in which he completes 1,000 Hours of Service while incorrectly on the payroll of such Company Joint Venture.


                                   ARTICLE II

                 Amendment and Restatement and Name of the Plan
                 ----------------------------------------------

     This profit sharing and investment plan is hereby amended and restated in accordance with the terms hereof and shall be known as the "MANDALAY RESORT GROUP EMPLOYEES' PROFIT SHARING AND INVESTMENT PLAN."

                                       16.

                                   ARTICLE III

                        Purpose of the Plan and the Trust
                        ---------------------------------

     (a) Exclusive Benefit. This Plan is created for the sole purpose of providing benefits to the Participants and enabling them to share in the profits and growth of their Employer. Until the ESOP Cessation Date, the ESOP Matching Contribution Accounts and ESOP Automatic Contribution Accounts are designed to be invested primarily in Employer Securities. Except as otherwise permitted by law and the terms of this Plan, in no event shall any part of the principal or income of the Trust be paid to or reinvested in any Employer or be used for or diverted to any purpose whatsoever other than for the exclusive benefit of the Participants and their beneficiaries.

     (b) Return of Contributions. Notwithstanding the foregoing provisions of paragraph (a), any contribution made by an Employer to this Plan by a mistake of fact may be returned to the Employer within one year after the payment of the contribution; and any contribution made by an Employer that is conditioned upon the deductibility of the contribution under Section 404 of the Code (each contribution shall be presumed to be so conditioned unless the Employer specifies otherwise) may be returned to the Employer if the deduction is disallowed and the contribution is returned (to the extent disallowed) within one year after the disallowance of the deduction.

     (c) Participants' Rights. The establishment of this Plan shall not be considered as giving any Employee, or any other person, any legal or equitable right against any Employer, any Affiliate, the Plan Administrator, the Trustee or the principal or the income of the Trust, except to the extent otherwise provided by law. The establishment of this Plan shall not be considered as giving any Employee, or any other person, the right to be retained in the employ of any Employer or any Affiliate.

     (d) Qualified Plan. This Plan and the Trust are intended to qualify under the Code as a tax-free employees' profit sharing plan and trust, as a cash or deferred arrangement subject to Section 401(k) of the Code, and, until the ESOP Cessation Date, as an employee stock ownership plan within the meaning of
Section 4975(e)(7) of the Code. The provisions of this Plan and the Trust shall be interpreted accordingly.

                                   ARTICLE IV

                               Plan Administrator
                               ------------------

     (a) Administration of the Plan. The Plan Administrator shall control and manage the operation and administration of the Plan, except with respect to investments. The Administrator shall have no duty with respect to the investments to be made of the funds in the Trust except as may be expressly assigned to it by the terms of the Agreement of Trust.

                                       17.

     (b) Powers and Duties. The Administrator shall have complete control over the administration of the Plan herein embodied, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Administrator shall have power and discretion to interpret or construe this Agreement and to determine all questions that may arise as to the status and rights of the Participants and others hereunder.

     (c) Direction of Trustee. It shall be the duty of the Administrator to direct the Trustee with regard to the distribution of the benefits to the Participants and others hereunder.

     (d) Summary Plan Description. The Administrator shall prepare or cause to be prepared a Summary Plan Description and such periodic and annual reports as are required by law.

     (e) Disclosure. At least once each year, the Administrator shall furnish to each Participant a statement containing the value of his interest in the Trust Fund and such other information as may be required by law.

     (f) Conflict in Terms. The Administrator shall notify each Employee, in writing, as to the existence of the Plan and the basic provisions thereof. In the event of any conflict between the terms of this Plan and the Trust, as set forth in this Agreement and in any Agreement of Trust or Contract, and as set forth in any explanatory booklet or other description, this Agreement and the Agreement of Trust or Contract shall control.

     (g) Nondiscrimination. The Administrator shall not take any action or direct the Trustee or Insurer to take any action whatsoever that would result in unfairly benefitting one Participant or group of Participants at the expense of another or in improperly discriminating between Participants similarly situated or in the application of different rules to substantially similar sets of facts.

     (h) Records. The Administrator shall keep a complete record of all its proceedings as such Administrator and all data necessary for the administration of the Plan. All of the foregoing records and data shall be located at the principal office of the Administrator.

     (i) Final Authority. Except to the extent otherwise required by law or by this Plan, the decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon each Employer and each Employee, member and beneficiary and every other interested or concerned person or party.

     (j)    Claims.

            (1) Claims for benefits under the Plan may be made by a Participant or a beneficiary of a Participant on forms supplied by the Plan Administrator. Written or electronic notice of the disposition of a claim shall be furnished to the claimant by the Administrator within 90 days after the application is filed with the Administrator, unless the Plan Administrator determines that an extension of time is necessary to process the claim.

                                       18.

     If such an extension is required, written or electronic notice of the reasons for the extension and the date the Plan Administrator expects to notify the claimant of the decision on the claim shall be furnished to the claimant prior to the end of the initial 90-day period. The extension will not exceed an additional 90 days, and the total extended review period cannot exceed 180 days. In the event that the claim is denied, notice of the denial shall be given to the claimant in written or electronic form, and shall include the specific reasons for the denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claim to be granted, an explanation of why such material or information is necessary, and a description of the Plan's claim review procedures, the time limits under those procedures, and a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse determination on review.

            (2) If a claim is wholly or partly denied, a claimant shall have 60 days after the receipt of such denial to file a request with the Plan Administrator for a review of the denial. The Plan Administrator shall conduct a full and fair review of the claim and the denial of the claim, and all comments, documents, records, and other information submitted by the claimant relating to the claim, whether or not such information was submitted or considered in connection with the initial determination on the claim. The Plan Administrator shall notify the claimant in writing or in electronic form of its decision on review within 60 days after receipt of the request for review, unless the Plan Administrator determines that an extension of time is necessary to process the claim. If such an extension is required because of special circumstances, written or electronic notice of the special circumstances requiring the extension and the date the Plan Administrator expects to notify the claimant of the decision on review of the claim shall be furnished to the claimant prior to the end of the initial 60-day period. The extension will not exceed an additional 60 days, and the total extended review period shall not exceed 120 days. During the review period, the claimant may submit written comments, documents, records and other information related to the claim, and upon request, will be provided, free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. If the decision on review is adverse, it shall be in writing or in electronic form and shall include the specific reasons for the denial of the claim, the specific Plan provisions on which the decision is based, a statement that the claimant is entitled to receive, upon request and free of charge, access to, and copies of, all documents, records and other information relevant to the claim, and a description of any voluntary appeal procedures offered under the Plan, the claimant's right to obtain information about such procedures and a statement regarding the claimant's right to bring a civil action under section 502(a) of ERISA.

            (3) Notwithstanding the foregoing, with respect to claims filed on or after January 1, 2002 for benefits under the Plan due to a Participant's disability, the provisions of this subparagraph (3) shall apply, in lieu of the provisions of subparagraphs (1) and (2).

                 (A) Claims for disability benefits under the Plan may be made by a

                                       19.

            Participant or a beneficiary of a Participant on forms supplied by the Plan Administrator. Written or electronic notice of the disposition of a claim shall be furnished to the claimant by the Administrator within 45 days after the application is filed with the Administrator, unless the Plan Administrator determines that an extension of time is necessary to process the claim, in which event the Plan Administrator will provide the claimant with written or electronic notice of any extension, including the reasons for the extension and the date by which a decision by the Plan Administrator is expected to be made. The initial 45-day period may be extended twice by 30 days for matters beyond the control of the Plan Administrator, including cases where a claim is incomplete. Any notice of extension must explain to the claimant the standards on which entitlement to a disability benefit is based, the unresolved issues that prevent a decision on the claim, and, where a claim is incomplete, the additional information need to resolve those issues. Any extension notice must provide that the claimant has 45 days from receipt of the notice in which to provide the specified information. Where the time period for the notice of denial of a claim is extended because additional information is needed, the time period shall stop running from the time the notice of extension is sent until the date of the claimant's response to the request for additional information. In the event that the claim is wholly or partly denied, the Plan Administrator shall notify the claimant in written or electronic form, and the notice of the denial shall include the specific reasons for the denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary for the claim to be granted, an explanation of why such material or information is necessary, a description of the Plan's claim review procedures, the time limits under those procedures, and a statement of the claimant's right to bring a civil action under section 502(a) of ERISA, and, if applicable, a copy of any internal rule, guideline, protocol, or similar criterion that was relied upon in making the adverse determination on the claim, or a statement that an internal rule, guideline, protocol, or similar criterion was relied upon in making the adverse determination and will be provided to the claimant free of charge upon request.

                 (B) If a claim for disability benefits is wholly or partly denied, a claimant or his authorized representative shall have 180 days after the receipt of such denial to file a request with the Plan Administrator for a review of the denial. Review of a denied claim for disability benefits shall be conducted by an appropriate named fiduciary who is neither the party who made the initial adverse determination, nor the subordinate of such party, and no deference will be given to the initial denial. If the initial denial was based in whole or in part on medical judgment, the named fiduciary reviewing the denied claim shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who was not consulted in connection with the initial denial or was subordinate to that health care professional. The identity of any medical or vocational experts who provided advice to the Plan in connection with the initial denial shall be

                                       20.

            provided to the claimant without regard to whether such advice was relied upon. The review of the claim denial shall take into account all comments, documents, records, and other information submitted by the claimant, whether or not such information was submitted or considered in connection with the initial determination on the claim. The Plan Administrator shall notify the claimant in writing or in electronic form of the determination of the denied claim on review (regardless of whether adverse) within 45 days after receipt of the request for review, unless the named fiduciary responsible for review of the claim determines that a hearing is needed or if other special circumstances require an extension. If such an extension is required, written notice of the extension, including the reasons for the extension and the date by which a decision by the named fiduciary responsible for reviewing the claim is expected to be made shall be furnished to the claimant prior to the end of the initial 45-day period. The extension shall not exceed an additional 45 days. During the review period, the claimant may submit written comments, documents, records and other information related to the claim, and upon request, will be provided, free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. In the event of an adverse determination of the denied claim on review, the claimant shall be given a written or electronic notice of that determination, which shall include the specific reasons for the denial of the claim, references to the specific Plan provisions on which the determination is based, a statement that the claimant is entitled to receive, upon request and free of charge, access to, and copies of, all documents, records and other information relevant to the claim, a description of any voluntary appeal procedures offered under the Plan, the claimant's right to obtain information about such procedures, a statement regarding the claimant's right to bring a civil action under section 502(a) of ERISA, if applicable, a copy of any internal rule, guideline, protocol., or similar criterion that was relied upon in making the adverse determination on the claim, or a statement that an internal rule, guideline, protocol or similar criterion was relied upon in making the adverse determination and will be provided to the claimant free of charge upon request, if the adverse determination is based on a medical necessity or experimental treatment or similar exclusion or limit, and an explanation of the scientific or clinical judgment for the determination or a statement that such explanation will be provided free of charge upon request.

            (4) In all cases, a claimant may authorize a representative to act on the claimant's behalf in pursuing or appealing a claim for benefits under the Plan by filing with the Plan Administrator a written authorization signed by the claimant in a form provided to the claimant by the Plan Administrator.

     (k) Appointment of Advisors. The Administrator may appoint such accountants, counsel (who may be counsel for an Employer), specialists and other persons that it deems necessary and desirable in connection with the administration of this Plan. The Administrator, by action of its Board of Directors, may designate one or more of its employees to perform the duties required of the Administrator hereunder.

                                       21.

                                    ARTICLE V

                          Eligibility and Participation
                          -----------------------------

     (a) Current Participants. Any Employee who was a Participant in this Plan on the Effective Date of this Amendment and Restatement shall remain as a Participant in the Plan.

     (b) Eligibility and Participation. Thereafter, any other Employee of an Employer shall be eligible to become a Participant in the Plan upon completing one Year of Service and attaining the age of 21 years.

            (1) Entry into Plan. Any such eligible Employee shall enter the Plan as a Participant, if he is still an Employee of an Employer, on the first Eligibility Date concurring therewith or occurring thereafter.

            (2) Rollover Contribution Prior to Entry. Notwithstanding the foregoing provisions of this paragraph (b), the Plan Administrator may accept a Rollover Contribution from an Employee who is reasonably expected to become a Participant.

     (c) Special Rules for Employees of Pinkless, Inc. and the Gold Strike Entities. Notwithstanding the foregoing provisions of this Article V,

            (1) Employees of Pinkless, Inc. on September 1, 1995, who were continuously employed by Hacienda Hotel, Inc. from January 1, 1995 through September 1, 1995, and who remained employed by Pinkless, Inc. or another Employer on January 1, 1996, became eligible to become Participants in the Plan on January 1, 1996, provided they would have completed 1,000 Hours of Service during the Plan Year ending December 31, 1995 if Pinkless, Inc. had been an Employer continuously from January 1, 1995 to January 1, 1996.

            (2) Employees of one or more of the Gold Strike Entities on June 1, 1995, who were continuously employed by one or more of the Gold Strike Entities from January 1, 1995 through June 1, 1995, and who remained employed by an Employer on January 1, 1996, became eligible to become Participants in the Plan on January 1, 1996, provided they would have completed 1,000 Hours of Service during the Plan Year ending December 31, 1995 if the Gold Strike Entities had been Employers continuously from January 1, 1995 to January 1, 1996.

            (3) Employees of Pinkless, Inc. or the Gold Strike Entities who become so employed after January 1, 1995 shall be eligible to become Participants in the Plan under the requirements established pursuant to paragraph (b) of this Article V, with Hours of Service credited for all purposes under the Plan being limited to those completed on or after:

                 (A) September 1, 1995, in the case of Employees of Pinkless, Inc., and

                                       22.

                 (B)  June 1, 1995 in the case of the Gold Strike Entities.

     (d)    Former Employees.

            (1) A Participant who ceases to be an Employee, and who subsequently returns as an Employee, shall be eligible again to become a Participant on the date he again becomes an Employee.

            (2) An Employee who has completed one Year of Service, but who is not an Employee of an Employer on the next following Eligibility Date, shall enter the Plan as a Participant on the first date following such Eligibility Date on which he is an Employee of an Employer.

     (e) Notification. The Administrator shall notify each Employee of his eligibility to participate in the Plan.

                                   ARTICLE VI

                           Contributions to the Trust
                           --------------------------

     (a)    Savings Contributions.

            (1) Amount Contributed. The Employer shall contribute to the Trust, on behalf of each Participant, a Savings Contribution as specified in a written salary reduction agreement (if any) between the Participant and such Employer; provided, however, that such contribution for a Participant shall not exceed the dollar limitation contained in section 402(g) of the Code in effect for such taxable year, except to the extent permitted under paragraph (m) of this Article VI and section 414(v) of the Code, if applicable; provided, further, that the total of a Participant's Savings Contributions and "catch-up" contributions under paragraph (m) of this
     Article VI for any Plan Year may not exceed 75% of the Participant's Compensation for such Plan Year.

     A Savings Contribution hereunder may be expressed as a fixed dollar amount per payroll period, or as a fixed percentage of pay. Notwithstanding the foregoing, with respect to any Participant who does not enter into a salary reduction agreement as of the date of his entry into the Plan, his Employer shall contribute to the Trust on his behalf a Savings Contribution in the amount of 2% of such Participant's Compensation for each payroll period until such Participant shall enter into a salary reduction agreement. A Participant for whom a Savings Contribution is made pursuant to the prior sentence shall be deemed to have completed a salary reduction agreement to reduce the amount of Compensation otherwise payable to him for each payroll period by 2%, and all provisions of the Plan referencing a salary reduction agreement shall apply to such Savings Contributions.

                                       23.

            (2)  Refund of Excess Savings Contributions.

                 (A) If a Participant's Savings Contributions, together with any elective contributions made by the Participant to any other plans of his Employer or an Affiliate that are intended to qualify under Section 401(k) of the Code, exceed the limitation set forth in paragraph (a)(1)(A) of this Article VI for any calendar year, the Administrator, upon notification from the Participant or his Employer, shall refund to such Participant the portion of such excess that is attributable to his Savings Contributions to the Plan, increased by the earnings thereon for such calendar year (if any) and reduced by any excess Savings Contributions and earnings for the Plan Year beginning with or within the calendar year that have been previously distributed to him in accordance with the provisions of paragraph (a)(5).

                 (B) If a Participant's Savings Contributions, together with any elective contributions made by the Participant to any other plans intended to qualify under Sections 401(k), 403(b), 408(k) or 457 of the Code, exceed the limitation set forth in paragraph
            (a)(1)(A) of this Article VI for any calendar year (after the application of paragraph (a)(2)(A)), the Administrator may refund to such Participant, at his request, the portion of such excess that is attributable to Savings Contributions made to the Plan, increased by the earnings thereon for such calendar year and reduced by any excess Savings Contributions and earnings for the Plan Year beginning with or within the calendar year that have been previously distributed to the Participant in accordance with the provisions of paragraph (a)(5).

     Any earnings on Savings Contributions refunded pursuant to this subparagraph (2) shall be determined by the Plan Administrator as permitted by Treasury Regulation Section 1.402(g)-1(e)(5). Any such refund shall be made on or before April 15 immediately following the calendar year in which the excess Savings Contribution is made.

            (3) Salary Reduction Agreement. Any salary reduction agreement must be executed and delivered to the Participant's Employer prior to the last day of the pay period to which it applies. Notwithstanding the foregoing, in no event shall a salary reduction agreement for a salaried Participant be effective unless it is executed and delivered to the Participant's Employer at least 3 business days prior to the end of the pay period to which it applies. Any salary reduction agreement relating to vacation pay must be executed and delivered to the Participant's Employer prior to the earlier of: (1) the last day of the pay period to which it applies; or (2) the date of the check for such vacation pay. Any salary reduction agreement relating to a cash bonus shall be executed and in effect prior to the date on which the bonus is declared. Except as otherwise provided in this subparagraph (3) above, any salary reduction agreement may be revised by the Participant on any business day, and as frequently as the Participant shall elect.

                                       24.

            (4) Refusal of Deferral. The Administrator shall have the right to require any Participant to reduce his Savings Contributions under any such agreement, or to refuse deferral of all or part of the amount set forth in such agreement, if necessary to comply with the requirements of this Plan and the Code.

            (5)  Refund of Excess Deferral.

                 (A) In the event that the Savings Contributions of Highly Compensated Employees exceed the limitations set forth in paragraph
            (f) of this Article VI, such excess (plus the earnings thereon), determined as set forth below, shall be distributed to the Highly Compensated Employees on or before the 15th day of the third month after the close of the Plan Year to which the excess contributions relate. Notwithstanding the preceding sentence, the Plan Administrator may delay the distribution of any excess Savings Contributions (plus the earnings thereon) attributable to an Employer beyond the 15th day of the third month of such Plan Year, if the Employer consents to such delay and the Administrator refunds all such excess amounts not later than 12 months after the close of the Plan Year to which the excess contributions relate.

                 (B) (i) The amount of such excess for the Highly Compensated Employees in the aggregate for the Plan Year shall be determined by reducing the Savings Contributions of the Highly Compensated Employee with the highest Actual Deferral Ratio to the extent required to

                           a. enable the arrangement to satisfy the limitations set forth in paragraph (f), or

                           b. cause such Highly Compensated Employee's Actual Deferral Ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio.

                 This process shall be repeated until the arrangement satisfies the limitations set forth in paragraph (f).

                      (ii) The aggregate dollar amount of the excess calculated
                 under subsection (i) shall be distributed in accordance with the following provisions of this subsection (ii):

                           a.  the Savings Contributions of the Highly
                      Compensated Employee with the largest dollar amount of Savings Contributions shall be reduced by the amount required to cause such Highly Compensated Employee's Savings Contributions to equal the dollar amount of the Savings Contributions of the Highly Compensated

                                       25.

                      Employee with the next highest dollar amount of Savings Contributions;

                           b. the amount determined in part a. shall be distributed to the Highly Compensated Employee with the largest dollar amount of Savings Contributions, unless a lesser amount, when added to the aggregate dollar amount already distributed under this part b., would equal the aggregate dollar amount of the excess calculated under subsection (i), in which event such lesser amount shall be distributed; and

                           c. if the aggregate dollar amount distributed under part b. is then less than the aggregate dollar amount of the excess calculated under subsection (i), the steps in this subsection (ii) shall be repeated.

                 (C) Earnings attributable to excess Savings Contributions shall be determined by the Plan Administrator as permitted by Treasury Regulation Section 1.401(k)-1(f)(4)(ii).

                 (D) Excess Savings Contributions and earnings determined under paragraphs (a)(5)(B) and (C) shall be reduced by any excess Savings Contributions and earnings for the calendar year ending with or within the Plan Year that have been previously refunded to the Participant in accordance with the provisions of paragraph (a)(2).

     (b)    Matching Contributions.

            (1) For each Plan Year, each Employer shall contribute to the Trust, on behalf of each Participant who is its Employee on the last day of the Plan Year and for whom a Savings Contribution is made during such Plan Year, a Matching Contribution equal to 25% of the amount of the Savings Contribution made to the Plan by the Participant for the Plan Year; provided, however, that the Matching Contribution for a Participant with respect to any Plan Year commencing after December 31, 2003 shall not exceed the amount determined for such Plan Year from the following table, on the basis of the Participant's Years of Credited Service:

         Years of                         Maximum Amount of
     Credited Service                   Matching Contributions
-------------------------               -----------------------
           1                                 $  62.50
           2                                    75.00
           3                                    87.50
           4                                   125.00

                                       26.

           5                                   175.00
           6                                   225.00
           7                                   275.00
           8 to 14                             325.00
          15 to 19                             350.00
          20 to 24                             375.00
          25 or more                           400.00

     For Plan Years commencing prior to January 1, 2004, a Participant's matching contribution for a Plan Year shall not exceed the schedule set forth in the Plan provisions applicable to that Plan Year.

            (2) Any Matching Contribution made by an Employer on account of a Savings Contribution that has been refunded pursuant to paragraph (a)(2) or paragraph (a)(5), shall be forfeited as of the last day of the Plan Year for which the Matching Contribution was made. For this purpose, Savings Contributions that exceed the amount subject to Matching Contributions shall be deemed to have been refunded first. Any amount forfeited pursuant to the provisions of this subparagraph (2) shall be used to reduce Matching Contributions.

            (3) If the Matching Contributions of Highly Compensated Employees exceed the limitations of paragraph (f):

                 (A) The nonvested portion of such excess (including earnings thereon), if any, shall be forfeited as of the last day of the Plan Year for which the Matching Contribution was made. Such forfeited amount shall be allocated for such Plan Year as provided in paragraphs (d)(5) and (f) of Article VII.

                 (B) The vested portion of such excess (including earnings thereon), if any, shall be distributed to the Highly Compensated Employees on or before the 15th day of the third month after the close of the Plan Year to which the matching contributions relate. Notwithstanding the preceding sentence, the Plan Administrator may delay the distribution of any excess Matching Contributions (plus the earnings thereon) attributable to an Employer beyond the 15th day of the third month of such Plan Year, if the Employer consents to such delay and the Administrator refunds all such excess amounts not later than 12 months after the close of the Plan Year to which the excess contributions relate.

                 (C) (i) The amount of such excess for the Highly Compensated Employees in the aggregate for the Plan Year shall be determined by reducing the Matching Contribution of the Highly Compensated Employee with the highest Actual Contribution Ratio to the extent required to

                                       27.

                           a. enable the arrangement to satisfy the limitations set forth in paragraph (f), or

                           b. cause such Highly Compensated Employee's Actual Contribution Ratio to equal the Actual Contribution Ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio.

                 This process shall be repeated until the arrangement satisfies the limitations set forth in paragraph (f).

                      (ii) The aggregate dollar amount of the excess calculated
                 under subsection (i) shall be distributed in accordance with the following provisions of this subsection (ii):

                           a.  the Matching Contributions of the Highly
                      Compensated Employee with the largest dollar amount of Matching Contributions shall be reduced by the amount required to cause such Highly Compensated Employee's Matching Contributions to equal the dollar amount of the Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions;

                           b. the amount determined in part a. shall be distributed to the Highly Compensated Employee with the largest dollar amount of Matching Contributions, unless a lesser amount, when added to the aggregate dollar amount already distributed under this part b., would equal the aggregate dollar amount of the excess calculated under subsection (i), in which event such lesser amount shall be distributed; and

                           c. if the aggregate dollar amount distributed under part b. is then less than the aggregate dollar amount of the excess calculated under subsection (i), the steps in this subsection (ii) shall be repeated.

                 (D) In determining the amount of such excess, Actual Contribution Ratios shall be rounded to the nearest one-hundredth of one percent of the Employee's Compensation.

                 (E) In no case shall the amount of such excess with respect to any Highly Compensated Employee exceed the amount of Matching Contributions on behalf of such Highly Compensated Employee for such Plan Year.

                                       28.

                 (F) Earnings attributable to excess contributions shall be determined by the Plan Administrator, as of the last day of the Plan Year to which such excess contributions relate, in a manner consistent with the provisions of paragraphs (d)(1), (d)(2) and
            (d)(3) of Article VII and Treas. Reg. Section 1.401(m)-1(e)(3)(ii).

     (c) Automatic Contribution. For each Plan Year, each Employer shall contribute to the Trust for each Plan Year, on behalf of each Participant who completes 1,000 Hours of Service during such Plan Year and who is its Employee on the last day of such Plan Year, an Automatic Contribution equal to the amount determined for such Plan Year from the table set forth below. Each eligible Participant's Automatic Contribution shall be determined pursuant to the following table on the basis of his Years of Credited Service:

         Years of                         Amount of
     Credited Service               Automatic Contributions
-------------------------           -----------------------
             1                             $ 250
             2                               300
             3                               350
             4                               400
             5                               500
             6                               600
             7                               700
             8 or more                       800

     (d) Discretionary Contributions. An Employer, at the discretion of its Board of Directors, may make Discretionary Contributions to the Trust on behalf of its Participants.

     (e) Limitations to Amount Deductible. Notwithstanding the foregoing, all Savings, Matching, Automatic and Discretionary Contributions shall not exceed the maximum amount deductible by the Employer for federal income tax purposes.

     (f) Limitations Based on Percentages. Effective as of January 1, 2001, the amounts contributed as Savings Contributions and as Matching Contributions in any Plan Year shall be limited as follows:

            (1)  Actual Deferral Percentage:

                 (A) The Actual Deferral Percentage for the group of Highly Compensated Employees for a Plan Year shall not exceed the Actual Deferral Percentage for the group of all other eligible Employees for the Plan Year, multiplied by 1.25, or

                 (B) The excess of the Actual Deferral Percentage for the group of Highly Compensated Employees for a Plan Year over the Actual Deferral Percentage for the

                                       29.

            group of all other eligible Employees for the Plan Year shall not exceed 2 percentage points, and the Actual Deferral Percentage for the group of Highly Compensated Employees for a Plan Year shall not exceed the Actual Deferral Percentage for the group of all other eligible Employees for the Plan Year, multiplied by 2.0.

            (2)  Actual Contribution Percentage:

                 (A) The Actual Contribution Percentage for the group of Highly Compensated Employees for a Plan Year shall not exceed the Actual Contribution Percentage for the group of all other eligible Employees for the Plan Year, multiplied by 1.25, or

                 (B) The excess of the Actual Contribution Percentage for the group of Highly Compensated Employees for a Plan Year over the Actual Contribution Percentage for the group of all other eligible Employees for the Plan Year shall not exceed 2 percentage points, and the Actual Contribution Percentage for the group of Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage for the group of all other eligible Employees for the Plan Year, multiplied by 2.0.

            (3) For purposes of this paragraph (f), if 2 or more plans of an Employer to which elective salary reduction contributions, voluntary contributions or matching contributions are made are elected by the Employer to be treated as one Plan for purposes of Section 410(b)(6) of the Code, such plans shall be treated as a single plan for purposes of determining the Actual Deferral Percentage and the Actual Contribution Percentage. For purposes of determining the Actual Deferral Percentages and the Actual Contribution Percentages for the group of Highly Compensated Employees and the group of all other eligible Employees, all Employees of the respective group who are directly or indirectly eligible to receive allocations of elective contributions and/or matching contributions under the Plan for any portion of the Plan Year, and all Employees of the respective group who elect not to enter into salary reduction agreements pursuant to paragraph (a) of Article VI or whose eligibility to enter into salary reduction agreements has been suspended or otherwise limited because of an election not to participate, a withdrawal, a loan, or a restriction on Annual Additions as set forth in paragraph (e) of Article VII, shall be included. For purposes of determining the Actual Deferral Ratio and the Actual Contribution Ratio for a Highly Compensated Employee, all cash or deferred arrangements in which the Employee is eligible to receive allocations of elective contributions and/or matching contributions shall be taken into account, unless otherwise required by Treasury Regulation Setions 1.401(k)-1(g)(1)(ii)(B) and 1.401(m)-1(f)(1)(ii)(B).

            (4)  (A)  To the extent required by Treasury Regulation
     Section 1.401(k)-1(g)(11)(iii)(A), Participants who are covered by a collective bargaining unit shall be tested separately from all other Participants for all purposes of this paragraph (f).

                                       30.

                 (B)  To the extent required by Treasury Regulation
            Section 1.401(k)-1(g)(11)(iii)(B), contributions to the ESOP and non-ESOP portions of this Plan shall be tested separately for all purposes of this paragraph (f).

     (g) Limitations on Allocations. The aggregate Savings, Matching, Automatic and Discretionary Contributions for any Plan Year for any Participant shall not exceed the amount that may be allocated to such Participant's Accounts for such Plan Year pursuant to Section 415 of the Code.

     (h) Payment of Contributions. Payments on account of the contributions due from an Employer for any Plan Year shall be made in cash. All contributions shall be paid to the Trustee. Such payments may be made by a contributing Employer at any time, but payment of the Matching, Automatic and Discretionary Contributions shall be completed on or before the time prescribed by law, including extensions thereof, for filing such Employer's federal income tax return for its taxable year with which or within which such Plan Year ends. Payment of any Savings Contribution shall be made as of the earliest date on which such a contribution can reasonably be segregated from the Employer's general assets, provided, however, that such payment shall be made no later than the fifteenth business day of the month following the month in which the contribution is withheld from a Participant's pay.

     (i)    Allocation of Forfeitures. Except as otherwise provided in paragraph
(b)(2) of Article VI, any amount forfeited during the Plan Year pursuant to the provisions of this Plan shall be allocated as provided in paragraphs (d)(5) and
(f) of Article VII.

     (j) Rollover Contributions. Each Participant and each Employee who is reasonably expected to be a Participant may, at any time during a Plan Year, with the consent of the Plan Administrator and in such manner as prescribed by the Plan Administrator, pay or cause to be paid to the Trustee a rollover contribution (as defined in the applicable sections of the Code, except that for this purpose such "rollover contribution" shall be deemed to include both a direct payment from a Participant and a direct transfer from a trustee of another qualified plan in which the Participant is or was a participant). Rollover contributions shall be permitted only from qualified retirement plans and from such other sources as the Plan Administrator shall consent to, in accordance with its uniform nondiscriminatory policy.

     (k) No Duty to Inquire. The Trustee shall not have any right or duty to inquire into the amount of any contribution made by an Employer or any Participant or the method used in determining the amount of any such contribution, or to collect the same, but the Trustee shall be accountable only for funds actually received by the Trustee.

     (l) Contributions by Controlled Group Members. Notwithstanding any provisions of this Article VI to the contrary, if a corporation that has adopted this Plan is a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, and if such corporation does not make a contribution under this Plan, then another member or other members of the said affiliated

                                       31.

group may make the contribution that was so prohibited to the extent permitted by Section 404(a)(3)(B) of the Code.

     (m) Catch-up Contributions. Each Participant who is eligible to make elective deferrals under the Plan during the Plan Year and has attained the age of 50 before the close of the Plan Year shall be eligible to make "catch-up" contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. A "catch-up" contribution hereunder may be expressed as a fixed dollar amount per payroll period, or as a fixed percentage of pay. Such "catch-up" contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such "catch-up" contributions.

     (n) Transfers of Accounts from Plans of Company Joint Ventures. Each Employee who was previously employed by a Company Joint Venture (his "predecessor employer"), and who, within thirty (30) days after termination of such employment, becomes an Employee of an adopting Employer may, if such Employee was a participant in a qualified 401(k) plan (the "predecessor plan") sponsored by his predecessor employer, may elect, pursuant to the provisions of the predecessor plan to have his accounts in the predecessor plan transferred from the predecessor plan to the Trustee of this Plan by a trustee-to-trustee transfer. As provided in Code Section 414(l), each such Employee shall receive a benefit immediately after the transfer, if this Plan and Trust then terminated, that is no less than the benefit he would have received immediately before the transfer if the predecessor plan and its trust and contracts had then terminated. Each such Employee shall have the vesting schedule in effect under the predecessor plan at the time of the transfer apply with respect to him, if that vesting schedule produces a greater vested benefit for such Employee than this Plan's vesting schedule. The provisions of this paragraph (n) shall apply with respect to transfers of such Employees' accounts occurring after September 5, 2000, without regard to the date of transfer of employment by any such Employee.

     (o) Elective Deferrals Limited to Cash Availability. Notwithstanding any provision herein to the contrary, the total elective deferrals (including both Savings Contributions and "catch-up" contributions) made by any Participant for any pay period shall not exceed the amount available for such deferrals after other withholding (for applicable income taxes, employment taxes, insurance premiums, or otherwise) from the Participant's pay.

                                   ARTICLE VII

             Participants' Accounts and Allocation of Contributions
             ------------------------------------------------------

     (a) Common Fund. Except as otherwise provided in this Plan, an Agreement of Trust or a Contract, the assets of the Trust (or, to the extent provided in Article X, the assets of each Fund)

                                       32.

shall constitute a common fund in which each Participant (or each Participant who has directed that a portion of his Account be invested in such Fund) shall have an undivided interest.

     (b)    Establishment of Accounts.

            (1) The Plan Administrator shall establish and maintain with respect to each Participant five accounts, designated as the Participant's Savings Contribution Account, Matching Contribution Account, Automatic Contribution Account, Discretionary Contribution Account and Rollover Contribution Account. In the event that an Employee makes a Rollover Contribution prior to becoming a Participant for other purposes, the Plan Administrator shall establish his Rollover Contribution Account at the time he makes the Rollover Contribution.

            (2) For Participants who had an ESOP Matching Contribution Account and/or an ESOP Automatic Contribution Account pursuant to Plan provisions in effect prior to the Effective Date of this Amendment and Restatement, the Plan Administrator shall continue to maintain such accounts until the ESOP Cessation Date, at which time each such Participant's ESOP Matching Contribution Account shall be merged into his Matching Contribution Account and each such Participant's ESOP Automatic Contribution Account shall be merged into his Automatic Contribution Account.

            (3) For Participants who had 401(k) Employer Contribution Accounts pursuant to Plan provisions in effect prior to January 1, 1993, the Plan Administrator shall continue to maintain such accounts until the ESOP Cessation Date, at which time each such Participant's 401(k) Employer Contribution Account shall be merged into his Matching Contribution Account.

            (4) The Plan Administrator may create such additional Accounts as may be necessary to keep records as to the value of certain funds from time to time, including (without limitation):

                 (A) In the event that a Participant's Savings Contribution Account previously received proceeds of a life insurance policy as a result of the death of an insured dependent, such proceeds shall continue to be maintained in a separate Account in the name of such Participant, and shall not be commingled, for accounting purposes, with other Plan funds held in the Participant's Savings Contribution Account. The separate Account shall be held in the Plan until the Participant otherwise qualifies to receive a distribution under the terms of the Plan, and shall be invested at the direction of such Participant in the same manner as other funds held in the Savings Contribution Account of the Participant.

                 (B) A separate Account shall be established for an alternate payee who is entitled to benefits pursuant to a qualified domestic relations order if such benefits are not to be paid promptly upon approval of such order by the Administrator.

                                       33.

                 (C) A separate Account shall be established for each death beneficiary of a Participant if distribution is not to be made promptly upon the Administrator's notification that the Participant has died.

                 (D) Separate Employer Securities Accounts and Other Investments Accounts shall continue to be maintained for the ESOP Matching Contribution Account and ESOP Automatic Contribution Account of each Participant who has such accounts, whenever necessary to account for separate portions of the ESOP Fund invested in Employer Securities and in assets other than Employer Securities.

            (5) Each Participant's Accounts shall, collectively, reflect the Participant's interest in the Trust Fund.

     (c) Interest of Participant. The interest of a Participant in the Trust Fund shall be the combined balances remaining from time to time in his Accounts, after making the adjustments required in paragraph (d). The balance in any Account of a Participant shall include the interest of such Account held in each Fund.

     (d) Adjustments to Accounts. Subject to the provisions of paragraph (e), the portion of the Accounts of a Participant that are invested in any Fund shall be adjusted from time to time as follows:

            (1) Earnings of Pooled Investment Funds. As of each Valuation Date, each of a Participant's Accounts that is invested in a Pooled Investment Fund established under paragraph (a) of Article X shall be credited or charged, as the case may be, with a share of the Earnings of such Fund for the Valuation Period ending with such current Valuation Date. Each Participant's share of the Earnings of a Pooled Investment Fund for any Valuation Period shall be determined by the Plan Administrator on a weighted average basis, so that each Participant with a balance in such Fund shall receive a pro rata share of the Earnings of such Fund, taking into account the period of time that each dollar invested in such Fund has been so invested.

            (2) Earnings of Segregated Investment Funds. As of each Valuation Date, the portion of a Participant's Accounts that are invested in each Segregated Investment Fund established under paragraph (a) of Article X shall be credited or charged, as the case may be, with the Earnings attributable to the Participant's investment in such Fund for the Valuation Period ending with such current Valuation Date.

            (3) Earnings of ESOP Fund. As of each Valuation Date, the portion of a Participant's ESOP Matching Contribution Account and ESOP Automatic Contribution Account that is invested in the ESOP Fund shall be credited or charged, as the case may be, as follows:

                                       34.

                 (A) As of each Valuation Date, the portion of a Participant's ESOP Matching Contribution Account and ESOP Automatic Contribution Account that is invested in an Employer Securities Account within the ESOP Fund shall be credited with any stock dividends for the Valuation Period ending with such current Valuation Date which are received on Employer Securities that are allocated to such Account.

                 (B) As of each Valuation Date, the portion of a Participant's ESOP Matching Contribution Account and ESOP Automatic Contribution Account that is invested in an Other Investments Account within the ESOP Fund shall be credited or charged, as the case may be, with a share of the Other Investments Accounts Earnings for the Valuation Period ending with such current Valuation Date. The share of the Earnings of the Other Investments Accounts attributable to the portion of each such Account of the Participant that is invested in the ESOP Fund for any Valuation Period shall be:

                      (i) that amount that shall bear the same ratio to such Earnings as the balance in such Participant's Other Investments Accounts as of the end of the immediately preceding Valuation Period, less any amounts distributed from such Other Investments Accounts to the Participant, or debited to such Accounts for any payments made with the assets of such Accounts for the purchase of Employer Securities, during the Valuation Period ending with the current Valuation Date, bears to

                    (ii) the aggregate balances in the Other Investments Accounts as of the end of the immediately preceding Valuation Period of all Participants, less the aggregate amounts distributed from Participants' ESOP Matching Contribution Accounts and ESOP Automatic Contribution Accounts (and attributable to their Other Investments Accounts) to such Participants, or debited to such Accounts for any payments made with the assets of such Accounts for the purchase of Employer Securities, during the Valuation Period ending with the current Valuation Date.

     The provisions of this subparagraph (3) shall be deleted and no longer effective for any Valuation Period ending after the ESOP Cessation Date.

            (4) Contributions. Each Participant's Accounts shall be credited with contributions made during the Plan Year as follows:

                 (A) As of each Valuation Date, the Savings Contribution Account of a Participant shall be credited with any Savings contributions made by his Employer on his behalf with respect to one or more dates occurring during the Valuation Period ending with such Valuation Date.

                                       35.

                 (B) As of each Valuation Date that is the last day of a Plan Year, the Matching Contribution Account of a Participant shall be credited with any Matching Contributions made by his Employer on his behalf with respect to such Plan Year. A Participant shall not be entitled to share in the Matching Contributions for a Plan Year unless he is an Employee on the last day of the Plan Year, except that:

                      (i) if such requirement would cause this Plan to fail to meet the requirements of Section 410(b)(1) of the Code (and any regulations thereunder issued by the Secretary of the Treasury), then a Participant who is not an Employee on the last day of the Plan Year shall be entitled to share in the contribution if such Plan Year constitutes a Year of Service for such Participant, regardless of whether he is an Employee on the last day of the Plan Year; and

                      (ii) if such requirement still would cause this Plan to
                 fail to meet the requirements of Section 410(b)(1) of the Code (and any regulations thereunder issued by the Secretary of the Treasury) after the application of clause a., then a Participant who is not an Employee on the last day of the Plan Year shall be entitled to share in the contribution if he completes more than 500 Hours of Service during such Plan Year, regardless of whether such Plan Year constitutes a Year of Service for such Participant or whether he is an Employee on the last day of the Plan Year.

                 (C) As of each Valuation Date that is the last day of a Plan Year, the Automatic Contribution Account of a Participant shall be credited with any Automatic Contributions made by his Employer on his behalf with respect to such Plan Year. Except as provided in section (E), a Participant shall be entitled to share in the Automatic Contribution only if:

                      (i) the Plan Year constitutes a Year of Service for such Participant, and

                      (ii) he is an Employee on the last day of the Plan Year.

                 (D) As of each Valuation Date that is the last day of a Plan Year, the Discretionary Contribution Account of a Participant shall be credited with his share of the Discretionary Contribution, if any, made by his Employer with respect to the Plan Year ending with such Valuation Date. The amount allocable to a Participant entitled to a share of the Discretionary Contribution for the Plan Year shall be the amount that shall bear the same ratio to the total of such contribution as the Participant's Compensation for such Plan Year ending with such Valuation Date bears to the aggregate of the Compensation of all Participants employed by such Employer for that period who are entitled to share in the Discretionary Contribution for such Plan Year. Except as provided in section (E), a Participant shall be entitled to share in the Discretionary Contribution only if:

                                       36.

                      (i) the Plan Year constitutes a Year of Service for such Participant, and

                      (ii) he is an Employee on the last day of the Plan Year.

                 (E) (i) In the event that the requirement set forth in section (C) (ii) or section (D)(ii) would cause this Plan to fail to meet the requirements of Section 410(b)(1) of the Code (and any regulations thereunder issued by the Secretary of the Treasury), a Participant shall be entitled to share in the contribution if such Plan Year constitutes a Year of Service for such Participant, regardless of whether he is an Employee on the last day of the Plan Year.

                      (ii) In the event that the requirements set forth in
                 sections (C)(i) and (ii) or sections (D)(i) and (ii) would cause this Plan to fail to meet the requirements of Section 410(b)(1) of the Code (and any regulations thereunder issued by the Secretary of the Treasury) after the application of section
                 (E)(i), a Participant shall be entitled to share in the contribution if he completes more than 500 Hours of Service during such Plan Year, regardless of whether such Plan Year constitutes a Year of Service for such Participant or whether he is an Employee on the last day of the Plan Year.

                      (iii) For each Plan Year in which this Plan is a Top Heavy
                 Plan, a Participant who is employed by an Employer on the last day of such Plan Year, who is a Non-Key Employee, and who earns Compensation from an Employer for such Plan Year shall be entitled to share in the contribution (as described in section
                 (C) or section (D)) to the extent such allocation does not exceed three percent (3%) of his Section 415 Compensation (or, if less, the highest percentage of such Section 415 Compensation allocated to a Key Employee's Accounts hereunder (other than any amount allocated to a Rollover Contribution Account), as well as his employer contribution accounts under any other defined contribution plan maintained by such Employer or an Affiliate, and including any elective contribution to any plan subject to Code Section 401(k)). To the extent provided in this subsection (iii), such contribution shall be required regardless of whether the Non-Key Employee has completed a Year of Service, except to the extent that such a contribution is made by an Employer or an Affiliate on behalf of the Employee for the Plan Year to any other defined contribution plan maintained by such Employer or Affiliate.

                 Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and this subsection (iii). Matching contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

                                       37.

                 (F) As of each Valuation Date, the Rollover Contribution Account of a Participant shall be credited with the rollover contributions, if any, made by the Participant pursuant to Article VI with respect to the Valuation Period ending with such Valuation Date.

            (5) Forfeitures. Except as otherwise required by paragraph (f) of this Article VII, any amounts that have been forfeited pursuant to paragraph (b)(3)(A) of Article VI and paragraph (c) of Article VIII during a Plan Year shall be allocated to the Participants' Automatic Contribution Accounts, effective as of the last day of such Plan Year, as follows:

                 (A) A Participant's share of such forfeitures shall be the portion of such forfeitures that shall bear the same ratio to the total of such forfeitures as the Participant's Automatic Contribution for the Plan Year bears to the aggregate of the Automatic Contributions of all Participants who were entitled to share in the Automatic Contribution for such Plan Year.

                 (B) Forfeitures attributable to paragraph (b)(3)(A) of Article VI shall be allocated to Participants' Automatic Contribution Accounts before the allocation of any other forfeitures.

            (6) Distributions. As of each Valuation Date, each Account of a Participant shall be charged with the amount of any distribution made to the Participant or his beneficiary from such Account during the Valuation Period ending with such Valuation Date.

            (7) Transfer for Diversification. The portion of a Participant's ESOP Matching Contribution Account and ESOP Automatic Contribution Account invested in the ESOP Fund shall be credited or charged, as the case may be, with the amount of any transfer made to or from such Fund as the result of the Participant's election to diversify his investments as permitted in
     Article XI.

            (8) Accounting and Valuation Methods. Except as otherwise provided in this Plan, any Agreement of Trust or Contract, for purposes of all computations required by this Article VII, the accrual method of accounting shall be used, and the Trust Fund, each Fund, and the assets thereof shall be valued at their fair market value as of each Valuation Date. Employer Securities shall be accounted for as provided in Treasury Regulation
     Section 1.402(a)-1(b)(2)(ii), or any successor regulation or statute.

            (9) Accounting Procedures. The Plan Administrator may adopt such additional accounting procedures as are necessary to accurately reflect each Participant's interest in the Trust Fund or in any Fund, which procedures shall be effective upon approval by the Company. All such procedures shall be applied in a consistent, nondiscriminatory manner.

                                       38.

            (e)  Limitations on Annual Additions.

                 (1) Notwithstanding anything contained in this Plan to the contrary, except to the extent permitted under paragraph (m) of
            Article VI of this Plan and Section 414(v) of the Code, if applicable, the aggregate Annual Additions to a Participant's Accounts under this Plan and under any other defined contribution plans maintained by an Employer or an Affiliate for any Limitation Year shall not exceed the lesser of:

                      (A) $40,000, as adjusted for increases in the cost-of living under Section 415(d) of the Code, or

                      (B) 100% of the Participant=s Section 415 Compensation for such Limitation Year.

            The compensation limit referred to in section (B) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

                 (2) In the event that the Annual Additions, under the normal administration of the Plan, would otherwise exceed the limits set forth above for any Participant, then the Plan Administrator shall take such actions, applied in a uniform and nondiscriminatory manner, as will keep the Annual Additions for such Participant from exceeding the applicable limits provided by law. Excess Annual Additions shall be disposed of as provided in subparagraph (3). Adjustments shall be made to all other plans, if necessary to comply with such limits, before any adjustments may be made to this Plan.

                 (3) If as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Section 415 Compensation or other circumstances permitted under Section 415 of the Code, the Annual Additions attributable to Employer contributions for a particular Participant (including Savings, Matching, Automatic and Discretionary Contributions) would cause the limitations set forth in this paragraph (e) to be exceeded, the excess amount shall be deemed first to consist of Discretionary Contributions, then Savings Contributions, then Automatic Contributions (including forfeitures allocated as additional Automatic Contributions), and finally, Matching Contributions.

                      (A) Any excess amount attributable to Discretionary Contributions for a Limitation Year shall be allocated to other Participants, to the extent permitted by this paragraph (e), in a manner consistent with the terms of paragraph (d)(4)(D) of this Article VII. To the extent that any amount cannot be allocated to Participants for such Limitation Year, such amount shall be held unallocated in a suspense account for the Limitation Year, used to reduce Discretionary Contributions for the next Limitation Year, and allocated to Participants in lieu of such reduced contributions as of the end of the next Limitation Year in a manner consistent with the terms of paragraph (d) of this Article VII.

                                       39.

                      (B) Any excess Annual Additions attributable to Savings Contributions for a Participant shall be returned to such Participant, together with earnings thereon, within a reasonable period following the end of the Plan Year in which such excess Savings Contributions are made.

                      (C) Any excess amount attributable to Automatic Contributions (including forfeitures allocated as additional Automatic Contributions) and Matching Contributions for a Limitation Year shall be allocated to other Participants, to the extent permitted by this paragraph (e), in proportion to the amount of Automatic Contributions that would otherwise have been allocated to such Participants for such Limitation Year under the terms of paragraph (c) of Article VI and paragraph
                 (d)(4)(C) of this Article VII. To the extent that any amount cannot be allocated to Participants for such Limitation Year, such amount shall be held unallocated in a suspense account for the Limitation Year, used to reduce Automatic Contributions (including forfeitures allocated as additional Automatic Contributions) and Matching Contributions for the next Limitation Year, and allocated to Participants in lieu of such reduced contributions as of the end of the next Limitation Year in a manner consistent with the first sentence of this section
                 (C).

                      (D) The suspense account holding any contribution shall be credited or charged, as the case may be, with a share of the Earnings for each Valuation Period during which it is in existence as if it were an Account of a Participant.

                 (4)  For purposes of applying the limitations of this paragraph
            (e) for a particular Limitation Year, all qualified defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer will be treated as one defined contribution plan.

            (f) Order of Forfeitures. Notwithstanding the foregoing, any previously forfeited benefit that is required to be restored pursuant to the provisions of paragraph (c)(4)(C) of Article VIII shall be restored from unallocated Employer contributions, if any, and unallocated forfeitures, if any. If the unallocated Employer contributions and unallocated forfeitures are insufficient to fully restore such benefit at the time that it is required to be restored to the Participant's Account, then the Employer shall make an additional contribution to the Plan in order to fully restore the benefit.

                                  ARTICLE VIII

                             Benefits Under the Plan
                             -----------------------

            (a)  Retirement Benefit.

                 (1) A Participant shall be entitled to retire from the employ of his Employer upon such Participant's Normal Retirement Date. Until a Participant actually retires from the employ of his Employer, no retirement benefits shall be payable to him, and he shall continue to be

                                       40.

            treated in all respects as a Participant; provided, however, that an Employee who is a 5% owner (as defined in Section 416 of the Code) shall begin receiving payment of his retirement benefit no later than the April 1 after the end of the calendar year in which he attains age 70 1/2, even if he has not actually retired from the employ of his Employer at that time. Notwithstanding the preceding provisions of this paragraph (a)(1), nothing contained herein shall affect a Participant's right to any optional form of benefit protected under Section 411(d)(6) of the Code.

                 (2) Upon the retirement of a Participant as provided in paragraph (a)(1) and subject to adjustment as provided in paragraph
            (c) of Article IX, such Participant shall be entitled to a retirement benefit in an amount equal to 100% of the balance in his Accounts as of the Valuation Date immediately preceding or concurring with the date of his retirement, plus the amount of contributions, if any, made on behalf of the Participant to his Accounts subsequent to such Valuation Date.

            (b)  Disability Benefit.

                 (1) If a Participant's employment with his Employer is terminated by reason of his total and permanent disability and subject to adjustment as provided in paragraph (c) of Article IX, such Participant shall be entitled to a disability benefit in an amount equal to 100% of the balance in his Accounts as of the Valuation Date immediately preceding or concurring with the date of the termination of his employment, plus the amount of contributions, if any, made on behalf of the Participant to his Accounts subsequent to such Valuation Date.

                 (2) Total and permanent disability shall mean the total incapacity of a Participant to perform the usual duties of his employment with his Employer and will be deemed to have occurred only when certified by a physician who is acceptable to the Plan Administrator and only if such proof is received by the Administrator within 60 days after the date such Participant's employment terminates.

            (c)  Severance of Employment Benefit.

                 (1) In the event a Participant's employment with his Employer is terminated for reasons other than retirement, total and permanent disability or death, and subject to adjustment as provided in paragraph (c) of Article IX, such Participant shall be entitled to a severance of employment benefit in an amount equal to his vested interest in the balance in his Accounts as of the Valuation Date immediately preceding or concurring with the date of the termination of his employment, plus the amount of contributions, if any, made on behalf of the Participant to his Accounts subsequent to such Valuation Date.

                 (2) (A) (i) A Participant who performed his first Hour of Service before July 3, 1989, and who entered the Plan on or before December 31, 1992, shall be 100% vested in his Matching Contribution Account, Automatic Contribution Account, ESOP Matching Contribution Account, ESOP Automatic Contribution

                                       41.

                 Account and Discretionary Contribution Account regardless of the number of his Years of Service.

                      (ii) A Participant other than a Participant described in
                 subsection (i) of this section (A) shall have a vested interest in his Matching Contribution Account, Automatic Contribution Account, ESOP Matching Contribution Account, ESOP Automatic Contribution Account and Discretionary Contribution Account equal to the percentage of the balance of each such Account as of the applicable Valuation Date, based upon such Participant=s Years of Service as of the date of the termination of his employment, as follows:

                 TOTAL NUMBER OF                            VESTED
                 YEARS OF SERVICE                          INTEREST
                 ------------------------------            --------

                 Less than 2 Years of Service                     0%
                 2 years, but less than 3 years                  20%
                 3 years, but less than 4 years                  40%
                 4 years, but less than 5 years                  60%
                 5 years, but less than 6 years                  80%
                 6 years or more                                100%

                 (B) Notwithstanding the foregoing, a Participant shall be 100% vested in his Matching Contribution Account, Automatic Contribution Account and Discretionary Contribution Account upon attaining his Normal Retirement Date. A Participant's vested interest in his Savings Contribution Account, 401(k) Employer Contribution Account and his Rollover Contribution Account shall be 100% regardless of the number of his Years of Service.

            (3)  Participants Who Terminate Without Receiving Full
                 Distributions.

                 (A) If the termination of employment results in five consecutive One Year Breaks in Service, then upon the occurrence of such five consecutive One Year Breaks in Service, the nonvested interest of the Participant in his Matching Contribution Account, Automatic Contribution Account, ESOP Matching Contribution Account, ESOP Automatic Contribution Account and Discretionary Contribution Account as of the Valuation Date immediately preceding or concurring with the date of his termination of employment shall be deemed to be forfeited and such forfeited amount shall be reallocated, pursuant to the provisions of paragraph (d)(5) of Article VII, at the end of the Plan Year concurring with the date the fifth such consecutive One Year Break in Service occurs.

                      (i) If the Participant is later reemployed by an Employer or an Affiliate, the unforfeited balance, if any, in his Matching Contribution Account, Automatic Contribution Account, ESOP Matching Contribution Account, ESOP Automatic Contribution Account and Discretionary Contribution Account that

                                       42.

                 has not been distributed to such Participant shall be set aside in a separate account, and such Participant's Years of Service after any five consecutive One Year Breaks in Service resulting from such termination of employment shall not be taken into account for the purpose of determining the vested interest of such Participant in the balance of his Matching Contribution Account, Automatic Contribution Account, ESOP Matching Contribution Account, ESOP Automatic Contribution Account and Discretionary Contribution Account that accrued before such five consecutive One Year Breaks in Service.

                      (ii) If any portion of a Participant's Accounts is
                 forfeited, his Employer Securities Accounts and Other Investments Accounts shall be treated as a single account for purposes of this subparagraph and Employer Securities that were purchased with borrowed funds and allocated to such Participant's ESOP Matching Contribution Account and ESOP Automatic Contribution Account after release from a suspense account shall be forfeited only after all other assets in such Participant's Account. If interests in more than one class of Employer Securities have been so allocated to such Participant's Accounts, the Participant shall forfeit the same proportion of each such class.

                 (B) Notwithstanding any other provision of this paragraph (c), if a Participant is reemployed by an Employer or an Affiliate and, as a result, no five consecutive One Year Breaks in Service occur, the Participant shall not be entitled to any severance of employment benefit as a result of such termination of employment; provided, however, that nothing contained herein shall require or permit the Participant to return or otherwise have restored to his Matching Contribution Account, Automatic Contribution Account, ESOP Matching Contribution Account, ESOP Automatic Contribution Account and Discretionary Contribution Account any funds distributed to him prior to his reemployment and the determination that no five consecutive One Year Breaks in Service would occur.

                 (C) If a Participant is less than 100% vested in his Matching Contribution Account, Automatic Contribution Account, ESOP Matching Contribution Account, ESOP Automatic Contribution Account and Discretionary Contribution Account and he receives all or a part of his severance of employment benefit, then, if the Participant resumes employment with an Employer or an Affiliate before the occurrence of five consecutive One Year Breaks in Service, until such time as there is a 5th consecutive One Year Break in Service, the Participant's vested portion of the balance in his Matching Contribution Account, Automatic Contribution Account, ESOP Matching Contribution Account, ESOP Automatic Contribution Account and Discretionary Contribution Account at any time shall be equal to an amount ("X") determined by the formula X = P(AB + D) - D, where "P" is the vested percentage of the Participant at such time, "AB" is the balance in the Participant's Matching Contribution Account, Automatic Contribution Account, ESOP Matching Contribution Account, ESOP Automatic Contribution Account and Discretionary Contribution Account at such time and "D" is the amount distributed as a severance of employment benefit.

                                       43.

            (4)  Participants Who Receive Full Distributions Upon Termination.

                 (A) Notwithstanding any other provision of this paragraph (c), if at any time a Participant is less than 100% vested in his Matching Contribution Account, Automatic Contribution Account, ESOP Matching Contribution Account, ESOP Automatic Contribution Account and Discretionary Contribution Account and, as a result of his severance of employment, he receives his entire vested severance of employment benefit pursuant to the provisions of Article IX, and the distribution of such benefit is made not later than the close of the 5th Plan Year following the Plan Year in which such termination occurs (or such longer period as may be permitted by the Secretary of the Treasury, through regulations or otherwise), then upon the occurrence of such distribution, the non-vested interest of the Participant in his Matching Contribution Account, Automatic Contribution Account, ESOP Matching Contribution Account, ESOP Automatic Contribution Account and Discretionary Contribution Account shall be forfeited at the time of such receipt. Such forfeited amount shall be held in suspense during the Plan Year in which the forfeiture occurs and allocated at the end of such Plan Year as provided in paragraphs (d)(5) and (f) of Article VII.

                (B) If a Participant is not vested as to any portion of his Matching Contribution Account, Automatic Contribution Account, ESOP Matching Contribution Account, ESOP Automatic Contribution Account and Discretionary Contribution Account, he will be deemed to have received a distribution upon distribution of his Savings Contribution Account, his 401(k) Employer Contribution Account and his Rollover Contribution Account, if any. If the Participant has no such accounts, he shall be deemed to have received a distribution immediately following his severance of employment. Coincident with the occurrence of such deemed distribution, the non-vested interest of the Participant in his Matching Contribution Account, Automatic Contribution Account, ESOP Matching Contribution Account, ESOP Automatic Contribution Account and Discretionary Contribution Account shall be forfeited. Such forfeited amount shall be held in suspense during the Plan Year in which the forfeiture occurs and allocated at the end of such Plan Year as provided in paragraphs
            (d)(5) and (f) of Article VII.

                 (C) If a Participant whose interest is forfeited under this subparagraph (4) is reemployed by an Employer or an Affiliate prior to the occurrence of five consecutive One Year Breaks in Service, then such Participant shall have the right to repay to the Trust, within five years after the Participant's resumption of employment, or, if earlier, no later than the date the Participant incurs five consecutive One Year Breaks in Service, the full amount of the severance of employment benefit previously distributed to him. If the Participant elects to repay such amount to the Trust within the time periods prescribed herein, or if a non-vested Participant whose interest was forfeited under this subparagraph (4) is reemployed by an Employer or an Affiliate prior to the occurrence of five consecutive One Year Breaks in Service, the non-vested interest of the Participant previously forfeited pursuant to the provisions of this subparagraph (4) shall be restored to the Matching Contribution Account, Automatic Contribution

                                       44.

            Account, ESOP Matching Contribution Account, ESOP Automatic Contribution Account and Discretionary Contribution Account of the Participant, such restoration to be made from forfeitures of non-vested interests and, if necessary, by contributions of his Employer, so that the aggregate of the amounts repaid by the Participant and restored by the Employer shall not be less than the Matching Contribution Account, Automatic Contribution Account, ESOP Matching Contribution Account, ESOP Automatic Contribution Account and Discretionary Contribution Account balance of the Participant at the time of forfeiture unadjusted by any subsequent gains or losses.

                 (D) Any interest in a Participant's Account that is forfeited and held in a Suspense Account pursuant to the provisions of this subparagraph (4) shall remain invested in the same Fund or Funds in which such Participant's Account was invested at the time of the forfeiture until the amount held in the Suspense Account is allocated at the end of the Plan Year as provided in paragraphs
            (d)(5) and (f) of Article VII. For each Plan Year, there shall be a single Suspense Account for each Fund to hold all the forfeitures incurred in such Fund in that Plan Year.

     (d)    Death Benefit.

            (1) In the event of the death of a Participant and subject to adjustment as provided in paragraph (c) of Article IX, his beneficiary shall be entitled to a death benefit in an amount equal to 100% of the balance in his Accounts as of the Valuation Date immediately preceding or concurring with the date of his death, plus the amount of contributions, if any, made on behalf of the Participant to his Accounts subsequent to such Valuation Date.

            (2) Subject to the provisions of subparagraph (3), at any time and from time to time, each Participant shall have the unrestricted right to designate a beneficiary to receive his death benefit and to revoke any such designation. Each designation or revocation shall be evidenced by written instrument filed with the Plan Administrator on forms prescribed by the Plan Administrator. In the event that a Participant has not designated a beneficiary or beneficiaries, or if for any reason such designation shall be legally ineffective, or if such beneficiary or all such beneficiaries shall predecease the Participant, then the estate of such Participant shall be deemed to be the beneficiary designated to receive such death benefit, or if no personal representative is appointed for the estate of such Participant, then his next of kin under the statute of descent and distribution of the state in which the Participant was domiciled at the time of his death shall be deemed to be the beneficiary or beneficiaries to receive such death benefit.

            (3) Notwithstanding the foregoing, if the Participant is married as of the date of his death, the Participant's surviving spouse shall be deemed to be his designated beneficiary and shall receive the full amount of the death benefit attributable to the Participant unless the spouse consents or has consented to the Participant's designation of another beneficiary. Any such consent to the designation of another beneficiary must acknowledge the effect of the consent, must be witnessed by a Plan representative or by a notary public and shall be effective only with respect to that spouse. A spouse's consent may be either a restricted consent (which

                                       45.

     may not be changed as to either the beneficiary or the form of payment unless the spouse consents to such change in the manner described herein) or a blanket consent (which acknowledges that the spouse has the right to limit consent only to a specific beneficiary or a specific form of payment, and that the spouse voluntarily elects to relinquish one or both of such rights).

                                   ARTICLE IX

                          Form and Payment of Benefits
                          ----------------------------

     (a)   Time for Distribution of Benefits.

            (1) (A) The amount of the benefit to which a Participant is entitled under Article VIII shall be paid to him or, in the case of a death benefit, shall be paid to said Participant's beneficiary or beneficiaries, as described in paragraph (b), as soon as practicable after the Valuation Date that coincides with or immediately follows the Participant's retirement, disability, severance of employment or death, as the case may be.

                 (B) Notwithstanding the foregoing, no distribution shall be made of the benefit to which a Participant is entitled under paragraph (a), (b) or (c) of Article VIII prior to his Normal Retirement Date unless the value of his benefit does not exceed $5,000, or unless the Participant consents to the distribution. The Plan Administrator shall provide each Participant entitled to a distribution of more than $5,000, with a written notice of his rights, which shall include an explanation of the alternative dates for distribution of benefits. The Participant may elect to exercise such rights, no less than 30 days and no more than 90 days before the first date upon which distribution of the Participant's vested Account balances may be made; provided, however, that such distribution may commence less than 30 days after the provisions of the notice if the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a participant distribution option), and if the Participant, after receiving the notice, affirmatively elects an earlier distribution. In the event that a Participant does not consent to a distribution of a benefit in excess of $5,000 to which he is entitled under paragraph (a), (b) or (c) of Article VIII, the amount of his benefit shall be paid to the Participant not later than 60 days after the last day of the Plan Year in which the Participant reaches his Normal Retirement Date.

            (2) (A) Any distribution paid to a Participant (or, in the case of a death benefit, to his beneficiary or beneficiaries) pursuant to subparagraph (1) shall commence not later than the earlier of:

                                       46.

                      (i) the 60th day after the last day of the Plan Year in which the Participant's employment is terminated or, if later, in which occurs the Participant's Normal Retirement Date; or

                      (ii) April 1 after the end of the calendar year in which
                 he attains age 70 1/2 or retires, whichever is later; provided, however, that an Employee who is a 5% owner (as defined in Section 416 of the Code) shall begin receiving payment of his retirement benefit no later than the April 1 after the end of the calendar year in which he attains age 70 1/2, even if he has not actually retired from the employ of his Employer at that time; provided, further, however, that any Participant who attains age 70 1/2 after December 31, 1995 shall have the option of either commencing distributions by April 1 following the attainment of age 70 1/2 or deferring such distributions until he actually retires.

                 (B) Notwithstanding the foregoing, no distribution shall be made of the benefit to which a Participant or beneficiary is entitled if the Plan Administrator has actual knowledge that such Participant or beneficiary is legally incompetent, by age or otherwise, to receive such benefit, until either:

                      (i) a legal guardian has been appointed to receive and account for such benefit to and on behalf of the Participant or beneficiary, or

                      (ii) another person is legally entitled to receive such
                 benefit on behalf of Participant or beneficiary and payment to such person will discharge the Plan's obligation to the Participant or beneficiary.

                 (C) Notwithstanding the foregoing, effective with respect to distributions made after December 31, 2002, if the value of the benefit distributable to a minor does not exceed $5,000, distribution may be made, at the direction of the Plan Administrator, to a parent of the minor, to a person who has legal custody of the minor, or to a relative of the minor whom the Plan Administrator reasonably believes to be managing the minor's financial affairs. Notwithstanding the foregoing, distribution of the benefit distributable to a minor may be made, at the direction of the Plan Administrator, to such persons and in such amounts as may be permitted under the law of the State in which the minor is domiciled at the time of such distribution.

     (b)    Manner and Form of Payment.

            (1)  The benefits payable under paragraphs (a), (b), (c) and (d) of
     Article VIII shall be paid in the form of a single lump sum distribution.

            (2) Any such benefits may be in cash or in kind, except that benefits attributable to a Participant's ESOP Matching Contribution Account and ESOP Automatic Contribution Account (other than any portion of such Accounts invested pursuant to a Diversification Election) shall be paid to the Participant (or, if applicable, his beneficiary or beneficiaries),

                                       47.

     at the election of the Participant (or, if applicable, his beneficiary or beneficiaries), and to the extent possible, in units of Employer Securities. Notwithstanding the foregoing, no fractional shares shall be issued and the value of any fractional shares to which a Participant (or his beneficiary or beneficiaries) would otherwise be entitled shall be paid in cash. In the event that a Participant elects to receive distribution of his benefits attributable to his ESOP Matching Contribution Account and ESOP Automatic Contribution Account (other than any portion of such Accounts invested pursuant to a Diversification Election) in units of Employer Securities, the Trustee, during the 60 day period immediately preceding the proposed distribution date of the benefit that the Participant is entitled to receive under the Plan, to the extent possible, shall apply the balance in the Participant's Other Investments Account to the purchase of the maximum number of whole units of Employer Securities that can be purchased at their then Fair Market Value, which units shall be allocated to the Participant's Employer Securities Account. Any portion of the balance of a Participant's Other Investments Account that the Trustee is unable to apply to the purchase of whole units of Employer Securities within the said 60 day period shall be paid in cash. Notwithstanding the foregoing, no Participant shall have the right to elect distribution of any of his Accounts in units of Employer Securities after the ESOP Cessation Date.

            (3) Direct Rollover Distributions. An Eligible Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Eligible Distributee in a Direct Rollover. In the event that an Eligible Distributee elects to have only a portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan, the portion must not be less than $500 (adjusted under such regulations as may be issued from time to time by the Secretary of the Treasury).

     (c) Periodic Adjustments. To the extent the balance of a Participant's Accounts has not been distributed and remains in the Plan, and notwithstanding anything contained in the Plan to the contrary, the value of such remaining balance shall be subject to adjustment from time to time pursuant to the provisions of Article VII.

     (d) Put Option. Except to the extent hereinafter provided in this paragraph (d), or except as otherwise required by applicable law, no Employer Securities may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan.

            (1) If any such Employer Securities, when distributed to or for the benefit of a Participant, are not then listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (the "1934 Act") or are not then quoted on a system sponsored by a national securities association registered under Section 15A(b) of the 1934 Act, or, if so listed or quoted, are then subject to a trading limitation (a restriction under any federal or state securities law, any regulation thereunder or any permissible agreement affecting such Employer Securities, that makes such Employer Securities not as freely tradable as Employer Securities not subject to such restriction), then the Participant, the Participant's beneficiary or beneficiaries, the persons to whom such shares are transferred by gift from the Participant, or any person to whom such Employer Securities pass by reason of the death of

                                       48.

     the Participant or a beneficiary of the Participant, as the case may be, shall be granted an option to put any of the units of such Employer Securities to the Company.

                 (A) The put option shall provide that, for a period of 15 months after such shares are distributed, the Participant, the Participant's beneficiary or beneficiaries, the persons to whom such shares are transferred by gift from the Participant, or any person to whom such Employer Securities pass by reason of the death of the Participant or a beneficiary of the Participant, as the case may be, shall have the right to have the Company purchase such units at their Fair Market Value as of the Valuation Date immediately preceding the date the put option is exercised.

                 (B) Any such put option shall be exercised by the holder notifying the Company in writing that the put option is being exercised; the date of exercise shall be the date the Company receives such written notice.

                 (C) Payment of the purchase price shall be made by the Company, at the election of the Company, either in cash within 30 days after the date of exercise or by an installment purchase. Any installment purchase must provide for adequate security, a reasonable interest rate and a payment schedule providing for cumulative payments at any time not less than the payments that would be made if made in substantially equal annual installments beginning within 30 days and ending not more than five years (which may be extended to a date no later than the earlier of ten years after the date of exercise or the date the proceeds of the loan used by the Plan to acquire the securities in question are entirely repaid) after the date the put option is exercised.

            (2) The following special rules shall apply to any put option granted with respect to any such Employer Securities:

                 (A) At the time that any such put option is exercised, the Plan shall have an option to assume the rights and obligations of the Company under the put option.

                 (B) If it is known at the time that a loan is made to the Plan to enable it to purchase Employer Securities that federal or state law will be violated by the Company honoring the put option provided in this paragraph (d), the holder of any such put option shall have the right to put such Employer Securities to a third party that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial, the identity of such third party to be selected by the Plan Administrator.

                 (C) If any such Employer Securities are publicly traded without restriction when distributed, but cease to be so traded within 15 months after distribution, the Company shall notify each holder of such Employer Securities, in writing, on or before the tenth day after the date such Employer Securities cease to be so traded, that for the remainder of the 15-month period, such Employer Securities are subject to a put option. Such notice shall also inform the holder of the terms of such put option (which

                                       49.

            terms shall be consistent with the provisions of this paragraph
            (d)). If such notice is given after the tenth day after the date such Employer Securities cease to be so traded, the duration of the put option shall be extended by the number of days between such tenth day and the date on which notice is actually given.

                 (D) The period during which a put option is exercisable shall not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law.

            (3) Except as otherwise permitted by law, the provisions of this paragraph (d) are not terminable for any reason, including the cessation of the Plan as an employee stock ownership plan.

                                    ARTICLE X

                             Designated Investments
                             ----------------------

     (a)    Available Investments.

            (1) Subject to the limitations set forth in this paragraph (a), each Participant shall direct the portion of his Savings Contribution Account, Matching Contribution Account, Automatic Contribution Account, Discretionary Contribution Account, Rollover Contribution Account and 401(k) Employer Contribution Account to be invested in:

                 (A) Fund A - an employer stock fund, which shall invest primarily in Employer Securities; provided, however, that the Agreement of Trust that provides for custody of such Fund shall permit the Trustee thereof to invest such Fund or any part thereof in other investments; and provided, further, that no amount shall be invested in Employer Securities until all securities registration requirements applicable to either the Employer Securities or the Plan have been complied with;

                 (B) Fund B - a fixed income fund, which shall invest in a variety of investment contracts and instruments issued by selected high-quality insurance companies and financial institutions, including but not limited to guaranteed investment contracts, bank investment contracts, and security backed contracts;

                 (C) Fund C - an S&P 500 index fund, which shall invest 95% of the Fund's assets in substantially the same stocks, and in substantially the same percentages as the stocks that make up the Standard & Poor's 500 Index, and invest the remaining 5% of the Fund's assets in cash reserves; provided, however, that not more than 5% of such Fund shall be invested in Employer Securities;

                 (D) Fund D - a Government securities fund, which shall normally invest approximately 80% of the Fund's assets in higher-quality bonds, having an average

                                       50.

            effective maturity between 3 and 15 years, issued by the U.S. Government or its agencies or instrumentalities, and may also invest up to 20% of its net assets in U.S. dollar-denominated foreign securities;

                 (E) Fund E - a growth balanced fund, which shall invest in fixed-income and equity master portfolios in varying proportions, with an emphasis on equity portfolios; provided, however, that not more than 5% of such Fund shall be invested in Employer Securities;

                 (F) Fund F - a small capitalization growth fund, which shall normally invest at least 80% of its total assets in equity securities of U.S. issuers included in the Russell 2000 Index, but may also invest in equity securities of issuers that have larger capitalizations than the Russell 2000 Index and in foreign securities; provided, however, that not more than 5% of such Fund shall be invested in Employer Securities;

                 (G) Fund G - an international equity fund, which shall invest primarily in equity securities of companies located outside the United States; provided, however, that not more than 5% of such Fund shall be invested in Employer Securities; or

                 (H) Fund H - a balanced fund, which shall invest in a broad list of fixed income and equity securities; provided, however, that not more than 5% of such Fund shall be invested in Employer Securities.

     On the Effective Date of this amendment and restatement, Participants' Accounts invested in Funds A through G, as described in this subparagraph
     (1) immediately prior to such Effective Date, shall be transferred to the Trustee from the prior Trustee and invested in Funds A through G, respectively, as described above in this subparagraph (1).

            (2) Each Participant who has made a Diversification Election pursuant to paragraph (c) of Article XI shall direct the applicable portion of his ESOP Matching Contribution Account and ESOP Automatic Contribution Account to be invested in any one or more of the Funds described in subparagraph (1).

            (3) Notwithstanding the provisions of subparagraph (1)(A), any Participant who is an officer, director or 10% owner of the Company, or who otherwise is required to file reports under Section 16(a) of the Securities Exchange Act of 1934, shall not be permitted to direct that any portion of his Account be invested in Fund A.

            (4) Notwithstanding the provisions of subparagraph (1)(A), except as otherwise provided in this subparagraph (4), no Participant may direct that more than 25% of the new contributions allocated to his Accounts for any Plan Year be invested in the Mandalay Stock Fund ("Fund A"), and no Participant may increase the portion of his Savings Contribution Account, Matching Contribution Account, Automatic Contribution Account, Discretionary Contribution Account, Rollover Contribution Account and 401(k) Employer Contribution Account, together with any portion of his ESOP Matching Contribution Account and ESOP

                                       51.

     Automatic Contribution Account that is subject to a Diversification Election, that is invested in Fund A if such increase would cause more than 25% of the combined value of all of his Accounts (other than the portion of his ESOP Matching Account and ESOP Automatic Contribution Account that is not subject to a Diversification Election) as of the date of such direction to be invested in Fund A. Notwithstanding the preceding sentence, any Participant who makes a Diversification Election pursuant to paragraph (c) of Article XI may direct up to 100% of the proceeds from the diversification of his ESOP Matching and ESOP Automatic Contribution Accounts pursuant to such Diversification Election to be invested in Fund A.

     (b) Time and Manner of Designating Investments. The elections described in paragraph (a) shall be made in such manner and form as may be approved by the Plan Administrator from time to time, with the Participant designating the percentage of each of his Accounts which is subject to the provisions of paragraph (a) to be allocated to any Fund specified in paragraph (a)(1). Any such designation may be changed on any business day, and as frequently as the Participant shall elect; provided that the Plan Administrator shall establish uniform and non-discriminatory rules for determining the day and time as of which changes shall become effective; and provided, further, that no designation may be changed during any "blackout period," within the meaning of the Sarbanes-Oxley Act of 2002, Pub. L. 1070294.

     (c) Responsibility for Designating Investments. Once a Participant has designated a Fund, no change in such designation shall be made until the Participant changes his election pursuant to the provisions of this Plan unless the Plan Administrator has actual knowledge that the Participant has died or has become legally incompetent to make a designation.

            (1) If a Participant, an alternate payee under a qualified domestic relations order, or a beneficiary of a deceased Participant (or the legal guardian thereof) does not specifically designate an investment for all or part of any Account subject to the provisions of paragraph (a), such portion shall be invested in Fund B unless the Investment Fiduciary determines that a different fund shall be the default fund.

            (2) If the Plan Administrator has actual knowledge that the Participant has died or has become legally incompetent to make a designation, the Investment Fiduciary shall determine the Fund in which such portion shall be invested until a designation can be obtained from the Participant or the Participant's legal guardian, personal representative or death beneficiary, as the case may be. If the Plan Administrator has actual knowledge of the death or incompetence of a Participant, the Administrator shall promptly so notify the Investment Fiduciary.

            (3) In the event of the death of a Participant, the Participant's beneficiary (or beneficiaries) shall have the responsibility for designating investments for the portion of the Participant's Accounts that are subject to the provisions of paragraph (a), if such beneficiary is legally competent to do so, until distribution of such Accounts can be made. If a beneficiary is legally incompetent to make such a designation, the beneficiary's legal guardian shall make such designations on behalf of the beneficiary.

                                       52.

     (d) Review and Revisions of Directed Investment Funds. The Investment Fiduciary shall review and evaluate, on an ongoing basis and at least annually, the investment Funds made available to Participants for investment of their Accounts under the Plan, to determine what investment Funds should be made available to Participants under the Plan, and to make any changes in such investment Funds as the Investment Fiduciary may, in its sole discretion, determine to be appropriate.

     (e) Investment of ESOP Fund. Until the ESOP Cessation Date, the portion of a Participant's ESOP Matching Contribution Account and ESOP Automatic Contribution Account that is not invested pursuant to a Diversification Election shall be separately invested, pursuant to an Agreement of Trust, in the ESOP Fund, which shall invest primarily in Employer Securities; provided, however, that the Agreement of Trust that provides for custody of such Fund shall permit the Trustee thereof, at the direction of the Investment Fiduciary, to invest such Fund or any part thereof in other investments when the Investment Fiduciary deems investment in Employer Securities to be imprudent or otherwise inappropriate; and provided, further, that no amount shall be invested in Employer Securities unless and until all securities registration requirements applicable to either the Employer Securities or the Plan have been complied with. As soon as practicable after the ESOP Cessation Date, the amounts in each Participant's ESOP Matching Contribution Account shall be transferred to such Participant's Matching Contribution Account, and the amounts in each Participant's ESOP Automatic Contribution Account shall be transferred to such Participant's Automatic Contribution Account.

                                   ARTICLE XI

                    Withdrawals and Diversification Election
                    ----------------------------------------

     (a)    Hardship Withdrawals.

            (1) A Participant who has participated in this Plan for at least 18 months will be eligible to receive a distribution of Savings Contributions (plus earnings credited to such contributions prior to January 1, 1989) on account of Hardship. A distribution will be on account of Hardship only if the distribution both (A) is made on account of an immediate and heavy financial need of the Participant, and (B) is necessary to satisfy such financial need. Upon receipt of a request for a Hardship withdrawal, the Administrator shall determine whether an immediate and heavy financial need exists and the amount necessary to meet the need in a uniform and nondiscriminatory manner; provided, however, that no Hardship withdrawal shall be permitted in an amount less than $1,000.

            (2) The determination of whether a Participant has an immediate and heavy financial need shall be made on the basis of all relative facts and circumstances. Each Participant requesting a withdrawal shall provide the Plan Administrator with a financial statement, in the form required by the Administrator. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

                                       53.

            (3) A distribution shall be deemed made on account of a Hardship if the distribution is on account of:

                 (A) Medical expenses, as described in Section 213(d) of the Code, that are incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code), or that are necessary in order to permit the Participant or such dependent to obtain medical care;

                 (B) Purchase (excluding mortgage payments) of a principal residence of the Participant;

                 (C) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents;

                 (D) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                 (E) Such other events as may be prescribed by the Commissioner of Internal Revenue in revenue rulings, notices and other documents of general applicability.

            (4) The Administrator shall determine whether a distribution is necessary to satisfy an immediate and heavy financial need on the basis of all relevant facts and circumstances. A distribution will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent that the amount of the distribution is in excess of the amount required to relieve the financial need (plus any amount necessary to pay taxes on such amount) or to the extent such need may be satisfied from other resources that are reasonably available to the Participant. A distribution generally may be treated as necessary to satisfy a financial need if the Employer reasonably relies upon the Participant's representation that the need cannot be relieved:

                 (A) Through reimbursement or compensation by insurance or otherwise;

                 (B) By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

                 (C)  By cessation of Savings Contributions under the Plan; or

                 (D) By other distributions or nontaxable (at the time of the loan) loans from plans maintained by an Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

     In determining whether a distribution is necessary to satisfy a financial need, the Participant's resources shall be deemed to include those assets of his spouse and minor child that are reasonably available to the Participant.

                                       54.

     (b) Withdrawals at Age 59 1/2. Upon reaching age 59 1/2 and fulfilling the requirements for full vesting of each of his Accounts, a Participant may apply to the Administrator for the withdrawal of his Accounts in a lump sum. The Administrator shall establish uniform and nondiscriminatory rules and procedures regarding the distribution of benefits pursuant to this paragraph. The Administrator shall direct the Trustee to distribute to a Participant who has applied for such a withdrawal the amount held in his Accounts.

     (c) Diversification Election. Each Participant shall have the right to direct the Trustee as to the investment of his Employer Securities Account and his Other Investments Account credited to his ESOP Matching Contribution Account and ESOP Automatic Contribution Account, as follows:

            (1) A Participant may elect to diversify an amount up to 100% of the combined balance of his Employer Securities Account and his Other Investments Account credited to his ESOP Matching Contribution Account and ESOP Automatic Contribution Account, determined as of the last day of such Plan Year.

           (2) Any such election shall be in writing on forms provided by the Plan Administrator or shall be made through an electronic means authorized by the Plan Administrator.

            (3) If any Participant elects to diversify a portion of his Accounts in any year, he may direct the Trustee to sell or exchange Employer Securities and Other Investments attributable to the amount to be diversified. Upon receipt of such direction from the Participant, the Trustee may sell the Employer Securities and Other Investments to any third party purchaser (who may or may not be a "party in interest" within the meaning of Section 3(14) of ERISA), or may exchange the shares for cash or other assets (other than Employer Securities) then held in the ESOP Fund. Any sale of Employer Securities and Other Investments by the Trustee shall be made at Fair Market Value on the date of sale, and any such sale to a party in interest shall not be subject to any commission or similar fee. The proceeds of a sale or exchange shall be invested pursuant to Article X, no later than 90 days after the Participant's election is made.

                                   ARTICLE XII

                                   Trust Fund
                                   ----------

     The Trust Fund shall be held by such Trustees and Insurers as may be selected by the Company from time to time under one or more Agreements of Trust or Contracts. Any Agreement of Trust or Contract may from time to time be amended in the manner therein provided. Similarly, the Trustee or Insurer may be changed from time to time in the manner provided in an applicable Agreement of Trust or Contract. To the extent elected (for purposes of paragraph (a) of Article X) or required (for purposes of paragraph (e) of Article X) under the provisions of this Plan, the entire Trust Fund or any portion thereof may be invested in Employer Securities.

                                       55.

                                  ARTICLE XIII

            Expenses of Administration of the Plan and the Trust Fund
            ---------------------------------------------------------

     (a) Expenses of Implementation. The Company shall bear all expenses of implementing this Plan and the Trust.

     (b)    Expenses of Trustee or Insurer.

            (1) For its services, any corporate trustee and any Insurer shall be entitled to receive reasonable compensation in accordance with its rate schedule in effect from time to time for the handling of the assets of a qualified retirement plan.

            (2) Any individual Trustee shall be entitled to such compensation as shall be arranged between the Company and the Trustee by separate instrument; provided, however, that no person who is already receiving full-time pay from any Employer or any Affiliate shall receive compensation from the Trust Fund (except for the reimbursement of expenses properly and actually incurred).

            (3) All expenses of the administration of the Trust Fund, including the Trustees' and Insurers' compensation, the compensation of any investment manager, the expense incurred by the Plan Administrator in discharging its duties, all income or other taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust Fund, and any interest that may be payable on money borrowed by the Trustee for the purpose of the Trust, shall be paid or provided for by the Company (or another Employer) and, if not so paid, shall be paid out of the assets of the Trust Fund. Any such payment by the Company or an Employer shall not be deemed a contribution to this Plan.

            (4) Notwithstanding anything contained herein to the contrary, no excise tax or other liability imposed upon the Trustee, the Plan Administrator or any other person for failure to comply with the provisions of any federal law shall be subject to payment or reimbursement from the assets of the Trust.

                                   ARTICLE XIV

                            Amendment and Termination
                            -------------------------

     (a) Right to Amend or Terminate Reserved. It is the present intention of the Company and each Employer to maintain the Plan set forth herein throughout its existence. Nevertheless, the Company specifically reserves to itself the right at any time and from time to time to amend or terminate this Plan in whole or in part; provided, however, that no such amendment:

                                       56.

            (1) shall have the effect of vesting in any Employer, directly or indirectly, any interest, ownership or control in any of the present or subsequent funds held subject to the terms of any Trust or Contract;

            (2) shall cause or permit any property held subject to the terms of any Trust or Contract to be diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries or for the administrative expenses of the Plan Administrator, any Trust and any Contract;

            (3) shall reduce any vested interest of a Participant on the later of the date the amendment is adopted or the date the amendment is effective, except as permitted by law;

            (4)  shall reduce the Accounts of any Participant;

            (5) shall amend any vesting schedule with respect to any Participant who has at least 3 Years of Service at the end of the election period described below, except as permitted by law, unless each such Participant shall have the right to elect to have the vesting schedule in effect prior to such amendment apply with respect to him, such election, if any, to be made during the period beginning not later than the date the amendment is adopted and ending no earlier than 60 days after the latest of the date the amendment is adopted, the amendment becomes effective or the Participant is issued written notice of the amendment by his Employer or the Plan Administrator;

            (6) shall increase the duties or liabilities of any Trustee or Insurer without its written consent; or

            (7)  shall reduce a Participant's accrued benefit in violation of
     Section 411(d)(6) of the Code.

     (b) Amendments. Subject to the limitations stated in paragraph (a), the Company shall have the power to amend this Plan in any manner that it deems desirable, and, not in limitation but in amplification of the foregoing, it shall have the right to change or modify the method of allocation of contributions hereunder, to change any provision relating to the administration of this Plan and to change any provision relating to the distribution or payment, or both, of any of the assets of any Trust or Contract.

     (c) Termination or Discontinuance. Any Employer, in its sole and absolute discretion, may permanently discontinue making contributions under this Plan or may terminate this Plan and all Trusts and Contracts (with respect to all Employers if it is the Company, or with respect to itself alone if it is an Employer other than the Company), completely or partially, at any time without any liability whatsoever for such permanent discontinuance or complete or partial termination. In any of such events, the affected Participants, notwithstanding any other provisions of this Plan, shall have fully vested interests in the amounts credited to their respective Accounts at the time of such complete or partial termination of this Plan and its Trusts and Contracts or permanent discontinuance of contributions. All such vested interests shall be nonforfeitable.

                                       57.

     (d) Method of Discontinuance. In the event an Employer decides to permanently discontinue making contributions, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and each Trustee, and to the Insurer of any Contract that is not held by the Trustee. All of the assets in the Trust Fund belonging to the affected Participants on the date of discontinuance specified in such resolutions shall, aside from becoming fully vested as provided in paragraph (c), be held, administered and distributed by the Trustee in the manner provided under this Plan. In the event of a permanent discontinuance of contributions without such formal documentation, full vesting of the interests of the affected Participants in the amounts credited to their respective Accounts shall occur on the last day of the first year for which no substantial contribution is made to any Trust or Contract.

     (e)    Method of Termination.

            (1) In the event an Employer decides to terminate this Plan and its Trust and Contracts, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and each Trustee, and to the Insurer of any Contract that is not held by the Trustee. After payment of all expenses and proportional adjustments of individual accounts to reflect such expenses and other changes in the value of the Trust Fund as of the date of termination, each affected Participant (or the beneficiary of any such Participant) shall be entitled to receive any amount then credited to his Accounts in a lump sum. If the Employer does not maintain another defined contribution plan for at least one year following the completion of distributions from the terminated Plan, the Plan Administrator may instruct the Trustee to make such distributions immediately, and whether or not the Participant consents.

            (2) At the election of the Participant, the Trustee shall transfer the amount of any Participant's distribution under this paragraph (e) to the trustee of an Eligible Retirement Plan, instead of distributing such amount to the Participant. Any such election by a Participant shall be in writing and filed with the Plan Administrator.

                                   ARTICLE XV

                                  Miscellaneous
                                  -------------

     (a) Merger or Consolidation. This Plan and its Trust and Contracts may not be merged or consolidated with, and the assets or liabilities of this Plan and its Trusts and Contracts may not be transferred to, any other plan or trust unless each Participant would receive a benefit immediately after the merger, consolidation or transfer, if the plan and trust then terminated, that is equal to or greater than the benefit the Participant would have received immediately before the merger, consolidation or transfer if this Plan and its Trusts and Contracts had then terminated.

     (b)    (1) Prohibition on Alienation. Except as provided in paragraphs (b)
     (2) and (b)(3), no Participant or beneficiary of a Participant shall have any right to assign, transfer, appropriate, encumber, commute, anticipate or otherwise alienate his interest in this Plan or its Trusts or

                                       58.

     Contracts or any payments to be made thereunder; no benefits, payments, rights or interests of a Participant or beneficiary of a Participant of any kind or nature shall be in any way subject to legal process to levy upon, garnish or attach the same for payment of any claim against the Participant or beneficiary of a Participant; and no Participant or beneficiary of a Participant shall have any right of any kind whatsoever with respect to any Trust or Contract, or any estate or interest therein, or with respect to any other property or right, other than the right to receive such distributions as are lawfully made out of any Trust or Contract, as and when the same respectively are due and payable under the terms of this Plan.

            (2) Qualified Domestic Relations Orders. Notwithstanding the provisions of paragraph (b)(1), the Plan Administrator shall direct the Trustee or Insurer to make payments pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Code and as determined by the Administrator pursuant to this subparagraph (2).

                 (A) Determination. The Plan Administrator shall determine whether a court order purporting to qualify under Section 414(p) of the Code actually meets such requirements as soon as practicable following receipt of such order. The Administrator shall establish procedures for making such determination.

                      (i) The Administrator shall refuse to approve any order which, in its opinion, does not comply strictly with the requirements of Section 414(p) of the Code. No order may be approved if the Administrator determines that it contains any ambiguity, or if any provision is inconsistent with any other requirement of applicable law.

                      (ii) The Administrator may require an order to include
                 provisions that it deems necessary to properly administer the order under the terms of this Plan, including (without limitation):

                           a. instructions as to the Account of the Participant from which the alternate payee's benefits are to be taken, and

                           b. clear provisions specifying the disposition of unpaid benefits of the alternate payee in the event of the death of either the Participant or the alternate payee:

                              1. A qualified domestic relations order may provide that the unpaid balance of an alternate payee's benefits be paid to the alternate payee's estate or personal representative. An alternate payee may not designate an individual death beneficiary.

                              2. If the alternate payee is to receive any unpaid benefits provided under the order notwithstanding the prior

                                       59.

                         death of the Participant, the order must clearly so provide in full compliance with the provisions of ERISA and the Code.

                 (B) Notification. The Administrator shall notify the Participant and the alternate payee of receipt of such order as soon as practicable following such receipt. The Administrator shall notify the Participant and the alternate payee of the Plan Administrator's determination as to whether such order is qualified as soon as practicable following such determination. If the Plan Administrator is able to determine whether an order is qualified promptly upon receipt of such order, the Administrator may send one notice which informs the Participant and the alternate payee both of the receipt of the order and of the Administrator's determination.

                 (C) Suspense Account while Order is being Evaluated. During the time that the Plan Administrator is considering whether such an order is qualified, any amount to which the Administrator reasonably believes that the order purports to apply shall not be paid to the Participant, even if the Participant would otherwise be entitled to receive such amount.

                      (i) If an amount would otherwise be paid to the Participant while the Plan Administrator is considering such an order, such amount shall be credited to a separate suspense account. The Participant shall retain any right he may have to direct the investment of the amounts in such suspense account to the same extent as if no order had been received.

                      (ii) If the Administrator determines that the order is
                 qualified, the amounts in the suspense account shall be paid to the alternate payee to the extent provided in the order. Any remaining amounts in the suspense account shall be paid to the Participant. If the Administrator determines that the order is not qualified, the amounts in the suspense account shall be paid to the Participant.

                      (iii)The Plan Administrator shall determine the date
                 following its determination as of which the amounts in the suspense account are to be released to the Participant and/or the alternate payee. The Administrator may allow a reasonable period during which either party may appeal its determination as to the status of the order before releasing the amounts from the suspense account. If either party appeals such determination, the Administrator shall not release the amounts from the suspense account until the Administrator makes its decision on appeal. If a substitute order is received during the appeal period, the Administrator shall not release any amounts from the suspense account that the Administrator reasonably believes to be covered by the substitute order until after it has determined whether the substitute order is qualified.

                                       60.

                      (iv) No amount shall remain in a suspense account longer
                 than 18 months, except that the receipt of a substitute order with respect to funds already held in a suspense account shall extend such period until 18 months following receipt by the Administrator of such substitute order. If, at the end of such period, the Administrator still has not determined whether the order (or substitute order) is qualified, the amounts in the suspense account shall be distributed to the Participant.

                 (D)  Freeze on Account in Anticipation of Order.

                           (i) If the Plan Administrator is informed that a person who would qualify as an alternate payee intends to obtain a qualified domestic relations order with respect to the Accounts of a Participant, the Administrator may refuse, for a reasonable period, to permit the distribution to the Participant from such Accounts of any amount to which the Administrator reasonably believes such alternate payee will claim.

                           (ii) Even in the absence of specific information that a potential alternate payee is seeking a qualified domestic relations order, the Plan Administrator may refuse to permit the distribution to the Participant from his Accounts of any amount if the Administrator reasonably believes that distribution of such amount to the Participant would result in a violation of the community property rights of the Participant's spouse or former spouse.

                           (iii) In the event the Administrator refuses to
                      permit a distribution in accordance with subsection (i) or
                      (ii) of this section (D), the Participant shall retain any right he may have to direct the investment of such amount to the same extent as if the Administrator had not received such information or formed such belief.

                 (E) Time of Distribution to Alternate Payee. An alternate payee who is entitled to benefits under a qualified domestic relations may receive a distribution of benefits, to the extent permitted by such order, as soon as practicable following the Plan Administrator's determination that the order is qualified, regardless of the age or employment status of the Participant.

            (3) Levy by Internal Revenue Service. Notwithstanding the provisions of paragraph (b)(1), the Plan Administrator shall direct the Trustee or Insurer to comply with the lawful terms of a levy by the Internal Revenue Service.

     (c) Controlling Law. This Plan shall be administered, construed and enforced according to the laws of the State of Nevada, except to the extent such laws have been preempted by federal law.

                                       61.

     (d) Action by Employer. Whenever the Company or another Employer under the terms of this Plan is permitted or required to do or perform any act, it shall be done and performed by the Board of Directors of the Company or such other Employer and shall be evidenced by proper resolution of such Board of Directors certified by the Secretary or Assistant Secretary of the Company or such other Employer.

     (e) Impossibility. In the event it becomes impossible for the Company, another Employer, or the Plan Administrator to perform any act required by this Plan, then the Company, such other Employer, or the Plan Administrator, as the case may be, may perform such alternative act that most nearly carries out the intent and purpose of this Plan.

     (f) Gender. Throughout this Plan, and whenever appropriate, the masculine gender shall be deemed to include the feminine and neuter; the singular, the plural; and vice versa.

     (g) Veterans' Reemployment Rights. Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                                   ARTICLE XVI

                        Minimum Distribution Requirements
                        ---------------------------------

     This Article XVI is intended to comply with the requirements of Revenue Procedure 2002-29.

     (a)  General Rules

            (1) Effective Date. The provisions of this Article shall apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

            (2) Precedence. The requirements of this Article shall take precedence over any inconsistent provisions of the Plan.

            (3) Requirements of Treasury Regulations Incorporated. All distributions required under this Article shall be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

            (4) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

                                       62.

     (b)    Time and Manner of Distribution

            (1) Required Beginning Date. The Participant's entire interest shall be distributed to the Participant no later than the Participant's required beginning date.

            (2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest shall be distributed no later than December 31 of the calendar year containing the fifth anniversary of the Participant's death, subject, however, to the provisions of Article IX(a)(2) for beneficiaries who are legally incompetent, by age or otherwise.

            (3) Form of Distribution. All distributions shall be made in the form of a single sum on or before the required beginning date. No Participant's interest shall be distributed in the form of an annuity purchased from an insurance company.

            (4) Election by Beneficiaries. Any beneficiary who is entitled to a benefit under subparagraph (2) may make an irrevocable election to receive the benefit at any time before the date distribution of such benefit is required to begin under subparagraph (2).

     (c)    Definitions

            (1) Designated beneficiary. The individual who is designated as the beneficiary under Article VIII(d) of the Plan and is the designated beneficiary in accordance with Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

            (2) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under paragraph
     (b)(2) of this Article. The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

            (3) Participant's account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (the "valuation calendar year"), adjusted as follows: (1) the account balance is increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date; and (2) the account balance is decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the

                                       63.

     plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

            (4) Required beginning date. The date specified in Article IX(a)(2)(A)(ii) of the Plan.

     IN WITNESS WHEREOF, this Eighteenth Amendment and Restatement has been executed this 10th day of October, 2003.


ATTEST:                                 MANDALAY RESORT GROUP

     (CORPORATE SEAL)


 /s/ Yvette E. Landau                   By:/s/ Glenn W. Schaeffer
-----------------------------              -------------------------------------
Secretary                                  President


                                                 "COMPANY"

                                       64.